Exhibit 7

Board of Governors of the Federal Reserve System
OMB Number: 7100-0036

Federal Deposit Insurance Corporation
OMB Number: 3064-0052

Office of the Comptroller of the Currency
OMB Number: 1557-0081

Federal Financial Institutions Examination Council	Expires March 31, 2007
1
Please refer to page i, Table of Contents, for the required disclosure of estimated burden.

Consolidated Reports of Condition and Income for

A Bank With Domestic Offices Only—FFIEC 041

(20050630)
Report at the close of business June 30, 2005	(RCRI 9999)

This report is required by law: 12 U.S.C. §324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

|, _________________________________________________________
Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

______________________________________________________________
Signature of Officer Authorized to Sign Report

______________________________________________________________
Date of Signature

This report form is to be filed by banks with domestic offices only. Banks with foreign offices (as defined in the instructions) must file FFIEC 031.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

______________________________________________________________
Director (Trustee)

______________________________________________________________
Director (Trustee)

______________________________________________________________
Director (Trustee)

Submission of Reports

Each bank must prepare its Reports of Condition and Income either:

(a)	in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data Systems Corporation (EDS), by modem or on computer diskette; or

(b)	in hard-copy (paper) form and arrange for another party to convert the paper report to electronic form. That party (if other than EDS) must transmit the bank’s computer data file to EDS.

For electronic filing assistance, contact EDS Call Report Services, 13890 Bishops Drive, Suite 110, Brookfield, WI 53005, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page (or a photocopy or a computer-generated version of this page) to the hard-copy record of the completed report that the bank places in its files.

FDIC Certificate Number	26732
(RCRI 9050)

Deutsche Bank National Trust Company
Legal Title of Bank (TEXT 9010)

LOS ANGELES
City (TEXT 9130)

CA	90071	0000
State Abbrev. (TEXT 9200)	ZIP Code	(TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

FFIEC 041 Page i
2

Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only

Table of Contents

Signature Page	Cover

Contact Information	ii, iii

Report of Income

Schedule RI—Income Statement	RI-1, 2, 3

Schedule RI-A—Changes in Equity Capital	RI-4

Schedule RI-B—Charge-offs and Recoveries on Loans and Leases and Changes in Allowance for Loan and Lease Losses	RI-4, 5, 6

Schedule RI-E—Explanations	RI-6, 7

Report of Condition

Schedule RC—Balance Sheet	RC-1, 2

Schedule RC-A—Cash and Balances Due From Depository Institutions (to be completed only by selected banks)	RC-3

Schedule RC-B—Securities	RC-3, 4, 5

Schedule RC-C—Loans and Lease Financing
Receivables:
Part I. Loans and Leases	RC-6, 7
Part II. Loans to Small Businesses and Small Farms (to be completed for the June report only; not included in the forms for the September and December reports)	RC-7a, 7b

Schedule RC-D—Trading Assets and Liabilities (to be completed only by selected banks)	RC-8

Schedule RC-E—Deposit Liabilities	RC-9, 10

Schedule RC-F—Other Assets	RC-11

Schedule RC-G—Other Liabilities	RC-11

Schedule RC-K—Quarterly Averages	RC-12

Schedule RC-L—Derivatives and Off-Balance Sheet Items	RC-13, 14

Schedule RC-M—Memoranda	RC-15

Schedule RC-N—Past Due and Nonaccrual Loans, Leases, and Other Assets	RC-16, 17

Schedule RC-O—Other Data for Deposit Insurance and FICO Assessments	RC-18, 19

Schedule RC-R—Regulatory Capital	RC-20, 21, 22, 23

Schedule RC-S—Servicing, Securitization, and Asset Sale Activities	RC-24, 25, 26

Schedule RC-T—Fiduciary and Related Services	RC-27, 28, 29

Optional Narrative Statement Concerning the Amounts Reported in the Reports of Condition and Income	RC-30

Special Report (to be completed by all banks)

Disclosure of Estimated Burden

The estimated average burden associated with this information collection is 41.1 hours per respondent and is estimated to vary from 15 to 600 hours per response, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent’s activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, D.C. 20503, and to one of the following:

Secretary

Board of Governors of the Federal Reserve System

Washington, D.C. 20551

Legislative and Regulatory Analysis Division

Office of the Comptroller of the Currency

Washington, D.C. 20219

Assistant Executive Secretary

Federal Deposit Insurance Corporation

Washington, D.C. 20429

For information or assistance, National and State nonmember banks should contact the FDIC’s Data Collection and Analysis Section, 550 17th Street, NW, Washington, D.C. 20429, toll free on (800) 688-FDIC(3342), Monday through Friday between 8:00 a.m. and 5:00 p.m., Eastern time. State member banks should contact their Federal Reserve District Bank.

FFIEC 041 Page ii
3

Contact Information for the Reports of Condition and Income

To facilitate communication between the Agencies and the bank concerning the Reports of Condition and Income, please provide contact information for (1) the authorized officer of the bank signing the reports for this quarter and (2) the person at the bank—other than the authorized officer— to whom questions about the reports should be directed. If the authorized officer is the primary contact for questions about the reports, please provide contact information for another person at the bank who will serve as a secondary contact for communications between the Agencies and the bank concerning the Reports of Condition and Income. Enter “none” for the contact’s e-mail address or fax number if not available. Contact information for the Reports of Condition and Income is for the confidential use of the Agencies and will not be released to the public.

Authorized Officer Signing the Reports	Other Person to Whom Questions about the Reports Should be Directed

Name (TEXT C490)	Name (TEXT C495)

Title (TEXT C491)	Title (TEXT C496)

E-mail Address (TEXT C492)	E-mail Address (TEXT 4086)

Telephone: Area code/phone number/extension (TEXT C493)	Telephone: Area code/phone number/extension (TEXT 8902)

FAX: Area code/phone number (TEXT C494)	FAX: Area code/phone number (TEXT 9116)

Emergency Contact Information

This information is being requested so the Agencies can distribute critical, time sensitive information to emergency contacts at banks. Please provide primary contact information for a senior official of the bank who has decision-making authority. Also provide information for a secondary contact if available. Enter “none” for the contact’s e-mail address or fax number if not available. Emergency contact information is for the confidential use of the Agencies and will not be released to the public.

Primary Contact	Secondary Contact

Name (TEXT C366)	Name (TEXT C371)

Title (TEXT C367)	Title (TEXT C372)

E-mail Address (TEXT C368)	E-mail Address (TEXT C373)

Telephone: Area code/phone number/extension (TEXT C369)	Telephone: Area code/phone number/extension (TEXT C374)

FAX: Area code/phone number (TEXT C370)	FAX: Area code/phone number (TEXT C375)

FFIEC 041 Page iii
4

USA PATRIOT Act Section 314(a) Anti-Money Laundering Contact Information

This information is being requested to identify points-of-contact who are in charge of your depository institution’s Section 314(a) searches and who could be contacted by federal law enforcement officers for additional information related to anti-terrorist financing and anti-money laundering. Please provide information for a secondary contact if available. Information for a third and fourth contact may be provided at the bank’s option. Enter “none” for the contact’s e-mail address or fax number if not available. USA PATRIOT Act contact information is for the confidential use of the Agencies and the Financial Crimes Enforcement Network (FinCEN) and will not be released to the public.

Primary Contact	Secondary Contact

Name (TEXT C437)	Name (TEXT C442)

Title (TEXT C438)	Title (TEXT C443)

E-mail Address (TEXT C439)	E-mail Address (TEXT C444)

Telephone: Area code/phone number/extension (TEXT C440)	Telephone: Area code/phone number/extension (TEXT C445)

FAX: Area code/phone number (TEXT C441)	FAX: Area code/phone number (TEXT C446)

Third Contact	Fourth Contact

Name (TEXT C870)	Name (TEXT C875)

Title (TEXT C871)	Title (TEXT C876)

E-mail Address (TEXT C872)	E-mail Address (TEXT C877)

Telephone: Area code/phone number/extension (TEXT C873)	Telephone: Area code/phone number/extension (TEXT C878)

FAX: Area code/phone number (TEXT C874)	FAX: Area code/phone number (TEXT C879)

FFIEC 041 Page RI-1
5

Consolidated Report of Income for the period January 1, 2005–June 30, 2005

All Report of Income schedules are to be reported on a calendar year-to-date basis in thousands of dollars.

Schedule RI—Income Statement

Dollar Amounts in Thousands			RIAD	Bil	Mil	Thou
1. Interest income:
a. Items 1.a.(1) through (6) are to be completed by all banks.
Interest and fee income on loans:
(1) Loans secured by real estate	4011	0					1.a.	(1)
(2) Commercial and industrial loans	4012	0					1.a.	(2)
(3) Loans to individuals for household, family, and other personal expenditures:
(a) Credit cards	B485	0					1.a.	(3)(a)
(b) Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)	B486	0					1.a.	(3)(b)
(4) Loans to foreign governments and official institutions	4056	0					1.a.	(4)
(5) All other loans[1]	4058	0					1.a.	(5)
(6) Total interest and fee income on loans (sum of items 1.a.(1) through 1.a.(5))			4010			0	1.a.	(6)
b. Income from lease financing receivables			4065			0	1.b.
c. Interest income on balances due from depository institutions[2]			4115			376	1.c.
d. Interest and dividend income on securities:
(1) U.S. Treasury securities and U.S. Government agency obligations (excluding mortgage-backed securities)			B488		1	011	1.d.	(1)
(2) Mortgage-backed securities			B489			0	1.d.	(2)
(3) All other securities (includes securities issued by states and political subdivisions in the U.S.)			4060			0	1.d.	(3)
e. Interest income from trading assets			4069			0	1.e.
f. Interest income on federal funds sold and securities purchased under agreements to resell			4020			0	1.f.
g. Other interest income			4518			90	1.g.
h. Total interest income (sum of items 1.a.(6) through 1.g)			4107		1	477	1.h.

[1]	Includes interest and fee income on “Loans to depository institutions and acceptances of other banks,” “Loans to finance agricultural production and other loans to farmers,” “Obligations (other than securities and leases) of states and political subdivisions in the U.S.,” and “Other loans.”

[2]	Includes interest income on time certificates of deposit not held for trading.

FFIEC 041 Page RI-2
6

Schedule RI—Continued

	Year-to-date
Dollar Amounts in Thousands	RIAD	Bil	Mil	Thou
2. Interest expense:
a. Interest on deposits:
(1) Transaction accounts (NOW accounts, ATS accounts, and telephone and preauthorized transfer accounts)	4508			0	2.a.	(1)
(2) Nontransaction accounts:
(a) Savings deposits (includes MMDAs)	0093			0	2.a.	(2)(a)
(b) Time deposits of $100,000 or more	A517			0	2.a.	(2)(b)
(c) Time deposits of less than $ 100,000	A518			0	2.a.	(2)(c)
b. Expense of federal funds purchased and securities sold under agreements to repurchase	4180			0	2.b.
c. Interest on trading liabilities and other borrowed money	4185			0	2.c.
d. Interest on subordinated notes and debentures	4200			0	2.d.
e. Total interest expense (sum of items 2.a through 2.d)	4073			0	2.e.
3. Net interest income (item 1.h minus 2.e)					4074		1	477	3.
4. Provision for loan and lease losses					4230			0	4.
5. Noninterest income:
a. Income from fiduciary activities[1]	4070		48	258	5.a.
b. Service charges on deposit accounts	4080			0	5.b.
c. Trading revenue[2]	A220			0	5.c.
d. Investment banking, advisory, brokerage, and underwriting fees and commissions	B490			0	5.d.
e. Venture capital revenue	B491			0	5.e.
f. Net servicing fees	B492			0	5.f.
g. Net securitization income	B493			0	5.g.
h. (1) Underwriting income from insurance and reinsurance activities	C386			0	5.h.	(1)
(2) Income from other insurance activities	C387			0	5.h.	(2)
i. Net gains (losses) on sales of loans and leases	5416			0	5.i.
j. Net gains (losses) on sales of other real estate owned	5415			0	5.j.
k. Net gains (losses) on sales of other assets (excluding securities)	B496			0	5.k.
l. Other noninterest income*	B497			0	5.l.
m. Total noninterest income (sum of items 5.a through 5.l)					4079		48	258	5.m.
6. a. Realized gains (losses) on held-to-maturity securities					3521			0	6.a.
b. Realized gains (losses) on available-for-sale securities					3196			0	6.b.
7. Noninterest expense:
a. Salaries and employee benefits	4135		11	355	7.a.
b. Expenses of premises and fixed assets (net of rental income)
(excluding salaries and employee benefits and mortgage interest)	4217		2	285	7.b.
c. (1) Goodwill impairment losses	C216			0	7.c.	(1)
(2) Amortization expense and impairment losses for other intangible assets	C232			0	7.c.	(2)
d. Other noninterest expense*	4092		23	018	7.d.
e. Total noninterest expense (sum of items 7.a through 7.d)					4093		36	658	7.e.
8. Income (loss) before income taxes and extraordinary items and other adjustments (item 3 plus or minus items 4, 5.m, 6.a, 6.b, and 7.e)					4301		13	077	8.
9. Applicable income taxes (on item 8)					4302		5	559	9.
10. Income (loss) before extraordinary items and other adjustments (item 8 minus item 9)					4300		7	518	10.
11. Extraordinary items and other adjustments, net of income taxes*					4320			0	11.
12. Net income (loss) (sum of items 10 and 11)					4340		7	518	12.

*	Describe on Schedule RI-E—Explanations

[1]	For banks required to complete Schedule RC-T, items 12 through 19, income from fiduciary activities reported in Schedule RI, item 5.a, must equal the amount reported in Schedule RC-T, item 19.

[2]	For banks required to complete Schedule RI, Memorandum item 8, trading revenue reported in Schedule RI, item 5.c, must equal the sum of Memorandum items 8.a through 8.d.

FFIEC 041 Page RI-3
7

Schedule RI—Continued

Memoranda

		Year-to-date
Dollar Amounts in Thousands		RIAD	Bil	Mil	Thou
1. Interest expense incurred to carry tax-exempt securities, loans, and leases acquired after August 7, 1986, that is not deductible for federal income tax purposes		4513			0	M.1.
2. Income from the sale and servicing of mutual funds and annuities (included in Schedule RI, item 8)		8431			0	M.2.
3. Income on tax-exempt loans and leases to states and political subdivisions in the U.S. (included in Schedule RI, items 1.a and 1.b)		4313			0	M.3.
4. Income on tax-exempt securities issued by states and political subdivisions in the U.S. (included in Schedule RI, item 1.d.(3))		4507			0	M.4.

			Number
5. Number of full-time equivalent employees at end of current period (round to nearest whole number)		4150			205	M.5.

6.      Memorandum item 6 is to be completed by:[1]

•      banks with $300 million or more in total assets, and

•      banks with less than $300 million in total assets that have loans to finance agricultural production and other loans to farmers (Schedule RC-C, part I, item 3) exceeding five percent of total loans.

Interest and fee income on loans to finance agricultural production and other loans to farmers (included in Schedule RI, item 1.a.(5))		4024			0	M.6.

		CC	YY	MM	DD
7. If the reporting bank has restated its balance sheet as a result of applying push down accounting this calendar year, report the date of the bank’s acquisition[2]	9106				0	M.7.

8.      Trading revenue (from cash instruments and derivative instruments) (sum of Memorandum items 8.a through 8.d must equal Schedule RI, item 5.c) (To be completed by item 7) of $2 million or more for any quarter of the preceding calendar year.):

		RIAD	Bil	Mil	Thou
a. Interest rate exposures		8757			0	M.8.a.
b. Foreign exchange exposures		8758			0	M.8.b.
c. Equity security and index exposures		8759			0	M.8.c.
d. Commodity and other exposures		8760			0	M.8.d.
9. To be completed by banks with $100 million or more in total assets:[1]
Impact on income of derivatives held for purposes other than trading:

		RIAD	Bil	Mil	Thou
a. Net increase (decrease) to interest income		8761			0	M.9.a.
b. Net (increase) decrease to interest expense		8762			0	M.9.b.
c. Other (noninterest) allocations		8763			0	M.9.c.
10. To be completed by banks with $300 million or more in total assets:[1] Credit losses on derivatives (see instructions)		A251			N/A	M.10.

			YES		NO
11. Does the reporting bank have a Subchapter Selection in effect for federal income tax purposes for the current tax year?
		A530			X	M.11.

[1]	The asset size tests and the five percent of total loans test are generally based on the total assets and total loans reported on the June 30, 2004, Report of Condition.

[2]	For example, a bank acquired on March 1, 2005, would report 20050301.

FFIEC 041 Page RI-4
8

Schedule RI-A—Changes in Equity Capital

Indicate decreases and losses in parentheses.

Dollar Amounts in Thousands	RIAD	Bil	Mil	Thou
1. Total equity capital most recently reported for the December 31, 2004, Reports of Condition and Income (i.e., after adjustments from amended Reports of Income)	3217		115	056	1.
2. Restatements due to corrections of material accounting errors and changes in accounting principles*	B507			0	2.
3. Balance end of previous calendar year as restated (sum of items 1 and 2)	B508		115	056	3.
4. Net income (loss) (must equal Schedule RI, item 12)	4340		7	518	4.
5. Sale, conversion, acquisition, or retirement of capital stock, net (excluding treasury stock transactions)	B509			0	5.
6. Treasury stock transactions, net	B510			0	6.
7. Changes incident to business combinations, net	4356			0	7.
8. LESS: Cash dividends declared on preferred stock	4470			0	8.
9. LESS: Cash dividends declared on common stock	4460			0	9.
10. Other comprehensive income[1]	B511			11	10.
11. Other transactions with parent holding company* (not included in items 5, 6, 8, or 9 above)	4415			0	11.
12. Total equity capital end of current period (sum of items 3 through 11) (must equal Schedule RC, item 28)	3210		122	585	12.

*	Describe on Schedule RI-E—Explanations.

[1]	Includes changes in net unrealized holding gains (losses) on available-for-sale securities, changes in accumulated net gains (losses) on cash flow hedges, and changes in minimum pension liability adjustments.

Schedule RI-B— Charge-offs and Recoveries on Loans and Leases and Changes in Allowance for Loan and Lease Losses

Part I. Charge-offs and Recoveries on Loans and Leases

Part I includes charge-offs and recoveries through the allocated transfer risk reserve.

	(Column A) Charge-offs[1]				(Column B) Recoveries
	Calendar year-to-date
Dollar Amounts in Thousands	RIAD	Bil	Mil	Thou	RIAD	Bil	Mil	Thou
1. Loans secured by real estate:
a. Construction, land development, and other land loans	3582			0	3583			0	1.a.
b. Secured by farmland	3584			0	3585			0	1.b.
c. Secured by 1–4 family residential properties:
(1) Revolving, open-end loans secured by 1–4 family residential properties and extended under lines of credit	5411			0	5412			0	1.c.(1)
(2) Closed-end loans secured by 1–4 family residential properties:
(a) Secured by first liens	C234			0	C217			0	1.c.(2)(a)
(b) Secured by junior liens	C235			0	C218			0	1.c.(2)(b)
d. Secured by multifamily (5 or more) residential properties	3588			0	3589			0	1.d.
e. Secured by nonfarm nonresidential properties	3590			0	3591			0	1.e.
2. Loans to depository institutions and acceptances of other banks	4481			0	4482			0	2.
3. Not applicable
4. Commercial and industrial loans	4638			0	4608			0	4.
5. Loans to individuals for household, family, and other personal expenditures:
a. Credit cards	B514			0	B515			0	5.a.
b. Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)	B516			0	B517			0	5.b.
6. Loans to foreign governments and official institutions	4643			0	4627			0	6.
7. All other loans[2]	4644			0	4628			0	7.
8. Lease financing receivables	4266			0	4267			0	8.
9. Total (sum of items 1 through 8)	4635			0	4605			0	9.

[1]	Include write-downs arising from transfers of loans to a held-for-sale account.

[2]	Includes charge-offs and recoveries on “Loans to finance agricultural production and other loans to farmers,” “Obligations (other than securities and leases) of states and political subdivisions in the U.S.,” and “Other loans.”

FFIEC 041 Page RI-5
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Schedule RI-B—Continued

Part I. Continued

Memoranda

	(Column A) Charge-offs[1]				(Column B) Recoveries
	Calendar year-to-date
Dollar Amounts in Thousands	RIAD	Bil	Mil	Thou	RIAD	Bil	Mil	Thou
1. Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Schedule RI-B, part I, items 4 and 7, above	5409			0	5410			0	M.1.
2. Memorandum items 2.a through 2.d are to be completed by banks with $300 million or more in total assets:[2]
a. Loans secured by real estate to non-U.S. addressees (domicile) (included in Schedule RI-B, part I, item 1, above)	4652			N/A	4662			N/A	M.2.a.
b. Loans to and acceptances of foreign banks (included in Schedule RI-B, part I, item 2, above)	4654			N/A	4664			N/A	M.2.b.
c. Commercial and industrial loans to non-U.S. addressees (domicile) (included in Schedule RI-B, part I, item 4, above)	4646			N/A	4618			N/A	M.2.c.
d. Lease financing receivables of non-U.S. addressees (domicile) (included in Schedule RI-B, part I, item 8, above)	4659			N/A	4669			N/A	M.2.d.

3.      Memorandum item 3 is to be completed by:[2]

•      banks with $300 million or more in total assets, and

•      banks with less than $300 million in total assets that have loans to finance agricultural production and other loans to farmers (Schedule RC-C, part I, item 3) exceeding five percent of total loans:

Loans to finance agricultural production and other loans to farmers (included in Schedule RI-B, part I, item 7, above	4655			0	4665			0	M.3.
Memorandum item 4 is to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date or (2) are credit card specialty banks as defined for Uniform Bank Performance Report purposes.
					Calendar year-to-date
					RIAD	Bil	Mil	Thou
4. Uncollectible retail credit card fees and finance charges reversed against income (i.e., not included in charge-offs against the allowance for loan and lease losses)					C388			0	M.4.

[1]	Include write-downs arising from transfers of loans to a held-for-sale account.

[2]	The $300 million asset size test and the five percent of total loans test are generally based on the total assets and total loans reported on the June 30, 2004, Report of Condition.

Part II. Changes in Allowance for Loan and Lease Losses

Dollar Amounts in Thousands	RIAD	Bil	Mil	Thou
1. Balance most recently reported for the December 31, 2004, Reports of Condition and Income (i.e., after adjustments from amended Reports of Income)	B522			0	1.
2. Recoveries (must equal part I, item 9, column B, above)	4605			0	2.
3. LESS: Charge-offs (must equal part I, item 9, column A, above less Schedule RI-B, part II, item 4)	C079			0	3.
4. LESS: Write-downs arising from transfers of loans to a held-for-sale account	5523			0	4.
5. Provision for loan and lease losses (must equal Schedule RI, item 4)	4230			0	5.
6. Adjustments* (see instructions for this schedule)	C233			0	6.
7. Balance end of current period (sum of items 1, 2, 5, and 6, less items 3 and 4) (must equal Schedule RC, item 4.c)	3123			0	7.

*	Describe on Schedule RI-E—Explanations.

FFIEC 041 Page RI-6
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Part II. Continued

Memoranda

Dollar Amounts in Thousands	RIAD	Bil	Mil	Thou
1. Allocated transfer risk reserve included in Schedule RI-B, part II, item 7, above	C435			0	M.1.
Memorandum items 2 and 3 are to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date or (2) are credit card specialty banks as defined for Uniform Bank Performance Report purposes.
2. Separate valuation allowance for uncollectible retail credit card fees and finance charges	C389			0	M.2.
3. Amount of allowance for loan and lease losses attributable to retail credit card fees and finance charges	C390			0	M.3.
Memorandum item 4 is to be completed by all banks.
4. Amount of allowance for post-acquisition losses on purchased impaired loans accounted for in accordance with AICPA Statement of Position 03-3 (included in Schedule RI-B, part II, item 7, above)	C781			0	M.4.

Schedule RI-E—Explanations

Schedule RI-E is to be completed each quarter on a calendar year-to-date basis.

Detail all adjustments in Schedule RI-A and RI-B, all extraordinary items and other adjustments in Schedule RI, and all significant items of other noninterest income and other noninterest expense in Schedule RI. (See instructions for details.)

						Year-to-date
Dollar Amounts in Thousands						RIAD	Bil	Mil	Thou
1.	Other noninterest income (from Schedule RI, item 5.l) Itemize and describe amounts that exceed 1% of the sum of Schedule RI, items 1.h and 5.m:
	a.	Income and fees from the printing and sale of checks				C013			0	1.a.
	b.	Earnings on/increase in value of cash surrender value of life insurance				C014			0	1.b.
	c.	Income and fees from automated teller machines (ATMs)				C016			0	1.c.
	d.	Rent and other income from other real estate owned				4042			0	1.d.
	e.	Safe deposit box rent				C015			0	1.e.
	f.	TEXT				4461			0	1.f.
		4461
	g.	TEXT				4462			0	1.g.
		4462
	h.	TEXT				4463			0	1.h.
		4463
2.	Other noninterest expense (from Schedule RI, item 7.d) Itemize and describe amounts that exceed 1% of the sum of Schedule RI, items 1.h and 5.m:
	a.	Data processing expenses				C017			0	2.a.
	b.	Advertising and marketing expenses				0497			0	2.b.
	c.	Directors’ fees				4136			0	2.c.
	d.	Printing, stationery, and supplies				C018			0	2.d.
	e.	Postage				8403			0	2.e.
	f.	Legal fees and expenses				4141			0	2.f.
	g.	FDIC deposit insurance assessments				4146			0	2.g.
	h.	TEXT	Interdepartmental Expenses			4464		11	705	2.h.
		4464
	i.	TEXT	Agency Proffesional Expenses			4467		5	613	2.i.
		4467
	j.	TEXT	Service bureau & deal franchise taxes			4468		3	821	2.j.
		4468
3.	Extraordinary items and other adjustments and applicable income tax effect (from Schedule RI, item 11) (itemize and describe all extraordinary items and other adjustments):
	a.	(1)	TEXT			4469			0	3.a.(1)
			4469
		(2)	Applicable income tax effect	4486	0					3.a.(2)
	b.	(1)	TEXT			4487			0	3.b.(1)
			4487
		(2)	Applicable income tax effect	4488	0					3.b.(2)
	c.	(1)	TEXT			4489			0	3.c.(1)
			4489
		(2)	Applicable income tax effect	4491	0					3.c.(2)

FFIEC 041 Page RI-7
11

Schedule RI-E—Continued

			Year-to-date
Dollar Amounts in Thousands			RIAD	Bil	Mil	Thou
4.	Restatements due to corrections of material accounting errors and changes in accounting principles (from Schedule RI-A, item 2) (itemize and describe all restatements):
	a.	TEXT B526	B526			0	4.a.
	b.	TEXT B527	B527			0	4.b.
5.	Other transactions with parent holding company (from Schedule RI-A, item 11) (itemize and describe all such transactions):
	a.	TEXT 4498	4498			0	5.a.
	b.	TEXT 4499	4499			0	5.b.
6.	Adjustments to allowance for loan and lease losses (from Schedule RI-B, part II, item 6) (itemize and describe all adjustments):
	a.	TEXT 4521	4521			0	6.a.
	b.	TEXT 4522	4522			0	6.b.
7.	Other explanations (the space below is provided for the bank to briefly describe, at its option, any other significant items affecting the Report of Income):
	No comment ☐ (RIAD 4769)

	Other explanations (please type or print clearly):

	(TEXT 4769)

FFIEC 041 Page RC-1
12

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 2005

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCON	Bil	Mil	Thou
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin[1]			0081			5	1.a.
b. Interest-bearing balances[2]			0071		30	720	1.b.
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754			0	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)			1773		82	156	2.b.
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold			B987			0	3.a.
b. Securities purchased under agreements to resell[3]			B989			0	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale			5369			0	4.a.
b. Loans and leases, net of unearned income	B528	0					4.b.
c. LESS: Allowance for loan and lease losses	3123	0					4.c.
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529			0	4.d.
5. Trading assets (from Schedule RC-D)			3545			0	5.
6. Premises and fixed assets (including capitalized leases)			2145		5	487	6.
7. Other real estate owned (from Schedule RC-M)			2150			0	7.
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)			2130			0	8.
9. Customers’ liability to this bank on acceptances outstanding			2155			0	9.
10. Intangible assets:
a. Goodwill			3163			0	10.a.
b. Other intangible assets (from Schedule RC-M)			0426			0	10.b.
11. Other assets (from Schedule RC-F)			2160		28	900	11.
12. Total assets (sum of items 1 through 11)			2170		147	268	12.

[1]	Includes cash items in process of collection and unposted debits.

[2]	Includes time certificates of deposit not held for trading.

[3]	Includes all securities resale agreements, regardless of maturity.

FFIEC 041 Page RC-2
13

Schedule RC—Continued

Dollar Amounts in Thousands			RCON	Bil	Mil	Thou
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)			2200			0	13.a.
(1) Noninterest-bearing[1]	6631	0					13.a.(1)
(2) Interest-bearing	6636	0					13.a.(2)
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased[2]			B993			0	14.a.
b. Securities sold under agreements to repurchase[3]			B995			0	14.b.
15. Trading liabilities (from Schedule RC-D)			3548			0	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			3190			0	16.
17. Not applicable
18. Bank’s liability on acceptances executed and outstanding			2920			0	18.
19. Subordinated notes and debentures[4]			3200			0	19.
20. Other liabilities (from Schedule RC-G)			2930		24	683	20.
21. Total liabilities (sum of items 13 through 20)			2948		24	683	21.
22. Minority interest in consolidated subsidiaries			3000			0	22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus			3838			0	23.
24. Common stock			3230		50	000	24.
25. Surplus (exclude all surplus related to preferred stock)			3839		50	000	25.
26. a. Retained earnings			3632		22	596	26.a.
b. Accumulated other comprehensive income[5]			B530			-11	26.b.
27. Other equity capital components[6]			A130			0	27.
28. Total equity capital (sum of items 23 through 27)			3210		122	585	28.
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)			3300		147	268	29.

Memorandum

To be reported with the March Report of Condition.

	RCON	Number
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2004	6724	N/A	M.1.

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 =	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =	Review of the bank’s financial statements by external auditors

7 =	Compilation of the bank’s financial statements by external auditors

8 =	Other audit procedures (excluding tax preparation work)

9 =	No external audit work

[1]	Includes total demand deposits and noninterest-bearing time and savings deposits.

[2]	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”

[3]	Includes all securities repurchase agreements, regardless of maturity.

[4]	Includes limited-life preferred stock and related surplus.

[5]	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

[6]	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

FFIEC 041 Page RC-3
14

Schedule RC-A—Cash and Balances Due From Depository Institutions

Schedule RC-A is to be completed only by banks with $300 million or more in total assets. Exclude assets held for trading.

Dollar Amounts in Thousands	RCON	Bil	Mil	Thou
1. Cash items in process of collection, unposted debits, and currency and coin:
a. Cash items in process of collection and unposted debits	0020			N/A	1.a.
b. Currency and coin	0080			N/A	1.b.
2. Balances due from depository institutions in the U.S:
a. U.S. branches and agencies of foreign banks	0083			N/A	2.a.
b. Other commercial banks in the U.S. and other depository institutions in the U.S.	0085			N/A	2.b.
3. Balances due from banks in foreign countries and foreign central banks:
a. Foreign branches of other U.S. banks	0073			N/A	3.a.
b. Other banks in foreign countries and foreign central banks	0074			N/A	3.b.
4. Balances due from Federal Reserve Banks	0090			N/A	4.
5. Total (sum of items 1 through 4) (must equal Schedule RC, sum of items 1.a and 1.b)	0010			N/A	5.

Schedule RC-B—Securities

Exclude assets held for trading.

	Held-to-maturity								Available-for-sale
	(Column A) Amortized Cost				(Column B) Fair Value				(Column C) Amortized Cost				(Column D) Fair Value
Dollar Amounts in Thousands	RCON	Bil	Mil	Thou	RCON	Bil	Mil	Thou	RCON	Bil	Mil	Thou	RCON	Bil	Mil	Thou
1. U.S. Treasury securities	0211			0	0213			0	1286		74	962	1287		74	949	1.
2. U.S. Government agency obligations (exclude mortgage-backed securities):
a. Issued by U.S. Government agencies[1]	1289			0	1290			0	1291			0	1293			0	2.a.
b. Issued by U.S. Government- sponsored agencies[2]	1294			0	1295			0	1297		7	148	1298		7	148	2.b.
3. Securities issued by states and political subdivisions in the U.S.	8496			0	8497			0	8498			0	8499			0	3.

[1]	Includes Small Business Administration “Guaranteed Loan Pool Certificates,” U.S. Maritime Administration obligations, and Export–Import Bank participation certificates.

[2]	Includes obligations (other than mortgage-backed securities) issued by the Farm Credit System, the Federal Home Loan Bank System, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Financing Corporation, Resolution Funding Corporation, the Student Loan Marketing Association, and the Tennessee Valley Authority.

FFIEC 041 Page RC-4
Schedule RC-B—Continued	15

	Held-to-maturity								Available-for-sale
	(Column A) Amortized Cost				(Column B) Fair Value				(Column C) Amortized Cost				(Column D) Fair Value
Dollar Amounts in Thousands	RCON	Bil	Mil	Thou	RCON	Bil	Mil	Thou	RCON	Bil	Mil	Thou	RCON	Bil	Mil	Thou
4. Mortgage-backed securities (MBS):
a. Pass-through securities:
(1) Guaranteed by GNMA	1698			0	1699			0	1701			0	1702			0	4.a.	(1)
(2) Issued by FNMA and FHLMC	1703			0	1705			0	1706			0	1707			0	4.a.	(2)
(3) Other pass- through securities	1709			0	1710			0	1711			0	1713			0	4.a.	(3)
b. Other mortgage- backed securities (include CMOs, REMICs, and stripped MBS):
(1) Issued or guaranteed by FNMA, FHLMC, or GNMA	1714			0	1715			0	1716			0	1717			0	4.b.	(1)
(2) Collateralized by MBS issued or guaranteed by FNMA, FHLMC, or GNMA	1718			0	1719			0	1731			0	1732			0	4.b.	(2)
(3) All other mortgage-backed securities	1733			0	1734			0	1735			0	1736			0	4.b.	(3)
5. Asset-backed securities (ABS):
a. Credit card receivables	B838			0	B839			0	B840			0	B841			0	5.a.
b. Home equity lines	B842			0	B843			0	B844			0	B845			0	5.b.
c. Automobile loans	B846			0	B847			0	B848			0	B849			0	5.c.
d. Other consumer loans	B850			0	B851			0	B852			0	B853			0	5.d.
e. Commercial and industrial loans	B854			0	B855			0	B856			0	B857			0	5.e.
f. Other	B858			0	B859			0	B860			0	B861			0	5.f.
6. Other debt securities:
a. Other domestic debt securities	1737			0	1738			0	1739			0	1741			0	6.a.
b. Foreign debt securities	1742			0	1743			0	1744			0	1746			0	6.b.
7. Investments in mutual funds and other equity securities with readily determinable fair values[1]									A510			59	A511			59	7.
8. Total (sum of items 1 through 7) (total of column A must equal Schedule RC, item 2.a) (total of column D must equal Schedule RC, item 2.b)	1754			0	1771			0	1772		82	169	1773		82	156	8.

[1]	Report Federal Reserve stock, Federal Home Loan Bank stock, and bankers’ bank stock in Schedule RC-F, item 4.

FFIEC 041 Page RC-5
Schedule RC-B—Continued	16

Memoranda

Dollar Amounts in Thousands	RCON	Bil	Mil	Thou
1. Pledged securities[1]	0416			600	M.1.
2. Maturity and repricing data for debt securities[1,2] (excluding those in nonaccrual status):

a.      Securities issued by the U.S. Treasury, U.S. Government agencies, and states and political subdivisions in the U.S.; other non-mortgage debt securities; and mortgage pass-through securities other than those backed by closed-end first lien 1–4 family residential mortgages with a remaining maturity or next repricing date of: [3,4]

(1) Three months or less	A549		36	401	M.2.a.(1)
(2) Over three months through 12 months	A550		45	696	M.2.a.(2)
(3) Over one year through three years	A551			0	M.2.a.(3)
(4) Over three years through five years	A552			0	M.2.a.(4)
(5) Over five years through 15 years	A553			0	M.2.a.(5)
(6) Over 15 years	A554			0	M.2.a.(6)
b. Mortgage pass-through securities backed by closed-end first lien 1–4 family residential mortgages with a remaining maturity or next repricing date of: [3,5]
(1) Three months or less	A555			0	M.2.b.(1)
(2) Over three months through 12 months	A556			0	M.2.b.(2)
(3) Over one year through three years	A557			0	M.2.b.(3)
(4) Over three years through five years	A558			0	M.2.b.(4)
(5) Over five years through 15 years	A559			0	M.2.b.(5)
(6) Over 15 years	A560			0	M.2.b.(6)
c. Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS; exclude mortgage pass-through securities) with an expected average life of: [6]
(1) Three years or less	A561			0	M.2.c.(1)
(2) Over three years	A562			0	M.2.c.(2)
d. Debt securities with a REMAINING MATURITY of one year or less (included in Memorandum items 2.a through 2.c above)	A248		82	097	M.2.d.
3. Amortized cost of held-to-maturity securities sold or transferred to available-for-sale or trading securities during the calendar year-to-date (report the amortized cost at date of sale or transfer)	1778			0	M.3.
4. Structured notes (included in the held-to-maturity and available-for-sale accounts in Schedule RC-B, items 2, 3, 5, and 6):
a. Amortized cost	8782			0	M.4.a.
b. Fair value	8783			0	M.4.b.

[1]	Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.

[2]	Exclude investments in mutual funds and other equity securities with readily determinable fair values.

[3]	Report fixed rate debt securities by remaining maturity and floating rate debt securities by next repricing date.

[4]	Sum of Memorandum items 2.a.(1) through 2.a.(6) plus any nonaccrual debt securities in the categories of debt securities reported in Memorandum item 2.a that are included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, sum of items 1, 2, 3, 5, and 6, columns A and D, plus mortgage pass-through securities other than those backed by closed-end first lien 1–4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.

[5]	Sum of Memorandum items 2.b.(1) through 2.b.(6) plus any nonaccrual mortgage pass-through securities backed by closed-end first lien 1–4 family residential mortgages included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.a, sum of columns A and D, less the amount of mortgage pass-through securities other than those backed by closed-end first lien 1–4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.

[6]	Sum of Memorandum items 2.c.(1) and 2.c.(2) plus any nonaccrual “Other mortgage-backed securities” included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.b, sum of columns A and D.

FFIEC 041 Page RC-6
17

Schedule RC-C—Loans and Lease Financing Receivables

Part I. Loans and Leases

Do not deduct the allowance for loan and lease losses or the allocated transfer risk reserve from amounts reported in this schedule. Report

(1)	loans and leases held for sale at the lower of cost or market value and

(2)	loans and leases held for investment, net of unearned income. Exclude assets held for trading and commercial paper.

	(Column A) To Be Completed by Banks with $300 Million or More in Total Assets[1]				(Column B) To Be Completed by All Banks
Dollar Amounts in Thousands	RCON	Bil	Mil	Thou	RCON	Bil	Mil	Thou
1. Loans secured by real estate:
a. Construction, land development, and other land loans					1415			0	1.a.
b. Secured by farmland (including farm residential and other improvements)					1420			0	1.b.
c. Secured by 1–4 family residential properties:
(1) Revolving, open-end loans secured by 1–4 family residential properties and extended under lines of credit					1797			0	1.c.(1)
(2) Closed-end loans secured by 1–4 family residential properties:
(a) Secured by first liens					5367			0	1.c.(2)(a)
(b) Secured by junior liens					5368			0	1.c.(2)(b)
d. Secured by multifamily (5 or more) residential properties					1460			0	1.d.
e. Secured by nonfarm nonresidential properties					1480			0	1.e.
2. Loans to depository institutions and acceptances of other banks					1288			0	2.
a. To commercial banks in the U.S.:
(1) To U.S. branches and agencies of foreign banks	B532			N/A					2.a.(1)
(2) To other commercial banks in the U.S.	B533			N/A					2.a.(2)
b. To other depository institutions in the U.S.	B534			N/A					2.b.
c. To banks in foreign countries:
(1) To foreign branches of other U.S. banks	B536			N/A					2.c.(1)
(2) To other banks in foreign countries	B537			N/A					2.c.(2)
3. Loans to finance agricultural production and other loans to farmers					1590			0	3.
4. Commercial and industrial loans					1766			0	4.
a. To U.S. addressees (domicile)	1763			N/A					4.a.
b. To non-U.S. addressees (domicile)	1764			N/A					4.b.
5. Not applicable
6. Loans to individuals for household, family, and other personal expenditures (i.e., consumer loans) (includes purchased paper):
a. Credit cards					B538			0	6.a.
b. Other revolving credit plans					B539			0	6.b.
c. Other consumer loans (includes single payment, installment, and all student loans)					2011			0	6.c.
7. Loans to foreign governments and official institutions (including foreign central banks)					2081			0	7.
8. Obligations (other than securities and leases) of states and political subdivisions in the U.S.					2107			0	8.
9. Other loans					1563			0	9.
a. Loans for purchasing or carrying securities (secured and unsecured)	1545			N/A					9.a.
b. All other loans (exclude consumer loans)	1564			N/A					9.b.
10. Lease financing receivables (net of unearned income)					2165			0	10.
a. Of U.S. addressees (domicile)	2182			N/A					10.a.
b. Of non-U.S. addressees (domicile)	2183			N/A					10.b.
11. LESS: Any unearned income on loans reflected in items 1–9 above					2123			0	11.
12. Total loans and leases, net of unearned income (sum of items 1 through 10 minus item 11) (must equal Schedule RC, sum of items 4.a and 4.b)					2122			0	12.

[1]	The $300 million asset size test is generally based on the total assets reported on the June 30, 2004, Report of Condition.

FFIEC 041 Page RC-7
18

Schedule RC-C—Continued

Part I. Continued

Memoranda

Dollar Amounts in Thousands	RCON	Bil	Mil	Thou
1. Loans and leases restructured and in compliance with modified terms (included in Schedule RC-C, part I, and not reported as past due or nonaccrual in Schedule RC-N, Memorandum item 1) (exclude loans secured by 1–4 family residential properties and loans to individuals for household, family, and other personal expenditures)	1616			0	M.1.
2. Maturity and repricing data for loans and leases (excluding those in nonaccrual status):

a.      Closed-end loans secured by first liens on 1–4 family residential properties (reported in Schedule RC-C, part I, item 1.c.(2)(a), column B, above) with a remaining maturity or next repricing date of: [1,2]

(1) Three months or less	A564			0	M.2.a.(1)
(2) Over three months through 12 months	A565			0	M.2.a.(2)
(3) Over one year through three years	A566			0	M.2.a.(3)
(4) Over three years through five years	A567			0	M.2.a.(4)
(5) Over five years through 15 years	A568			0	M.2.a.(5)
(6) Over 15 years	A569			0	M.2.a.(6)

b.      All loans and leases (reported in Schedule RC-C, part I, items 1 through 10, column B, above) EXCLUDING closed-end loans secured by first liens on 1–4 family residential properties (reported in Schedule RC-C, part I, item 1.c.(2)(a), column B, above) with a remaining maturity or next repricing date of: [1,3]

(1) Three months or less	A570			0	M.2.b.(1)
(2) Over three months through 12 months	A571			0	M.2.b.(2)
(3) Over one year through three years	A572			0	M.2.b.(3)
(4) Over three years through five years	A573			0	M.2.b.(4)
(5) Over five years through 15 years	A574			0	M.2.b.(5)
(6) Over 15 years	A575			0	M.2.b.(6)
c. Loans and leases (reported in Schedule RC-C, part I, items 1 through 10, column B, above) with a REMAINING MATURITY of one year or less (excluding those in nonaccrual status)	A247			0	M.2.c.
3. Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Schedule RC-C, part I, items 4 and 9, column B4	2746			0	M.3.
4. Adjustable rate closed-end loans secured by first liens on 1–4 family residential properties (included in Schedule RC-C, part I, item 1.c.(2)(a), column B)	5370			0	M.4.

5.      To be completed by banks with $300 million or more in total assets: [5] Loans secured by real estate to non-U.S. addressees (domicile) (included in Schedule RC-C, part I, items 1.a through 1.e, column B)

	B837			N/A	M.5.
Memorandum item 6 is to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date or (2) are credit card specialty banks as defined for Uniform Bank Performance Report purposes.
6. Outstanding credit card fees and finance charges included in Schedule RC-C, part I, item 6.a.	C391			0	M.6.
Memorandum item 7 is to be completed by all banks.
7. Purchased impaired loans held for investment accounted for in accordance with AICPA Statement of Position 03-3 (exclude loans held for sale):
a. Outstanding balance	C779			0	M.7.a.
b. Carrying amount included in Schedule RC-C, part I, items 1 through 9	C780			0	M.7.b.

[1]	Report fixed rate loans and leases by remaining maturity and floating rate loans by next repricing date.

[2]	Sum of Memorandum items 2.a.(1) through 2.a.(6) plus total nonaccrual closed-end loans secured by first liens on 1–4 family residential properties included in Schedule RC-N, item 1.c.(2)(a), column C, must equal total closed-end loans secured by first liens on 1–4 family residential properties from Schedule RC-C, part I, item 1.c.(2)(a), column B.

[3]	Sum of Memorandum items 2.b.(1) through 2.b.(6), plus total nonaccrual loans and leases from Schedule RC-N, sum of items 1 through 8, column C, minus nonaccrual closed-end loans secured by first liens on 1–4 family residential properties included in Schedule RC-N, item 1.c.(2)(a), column C, must equal total loans and leases from Schedule RC-C, part I, sum of items 1 through 10, column B, minus total closed-end loans secured by first liens on 1–4 family residential properties from Schedule RC-C, part I, item 1.c.(2)(a), column B.

[4]	Exclude loans secured by real estate that are included in Schedule RC-C, part I, items 1.a through 1.e, column B.

[5]	The $300 million asset size test is generally based on the total assets reported on the June 30, 2004, Report of Condition.

FFIEC 041 Page RC-7a
18a

Schedule RC-C—Continued

Part II. Loans to Small Businesses and Small Farms

Schedule RC-C, Part II is to be reported only with the June Report of Condition.

Report the number and amount currently outstanding as of June 30 of business loans with “original amounts” of $1,000,000 or less and farm loans with “original amounts” of $500,000 or less. The following guidelines should be used to determine the “original amount” of a loan: (1) For loans drawn down under lines of credit or loan commitments, the “original amount” of the loan is the size of the line of credit or loan commitment when the line of credit or loan commitment was most recently approved, extended, or renewed prior to the report date. However, if the amount currently outstanding as of the report date exceeds this size, the “original amount” is the amount currently outstanding on the report date. (2) For loan participations and syndications, the “original amount” of the loan participation or syndication is the entire amount of the credit originated by the lead lender. (3) For all other loans, the “original amount” is the total amount of the loan at origination or the amount currently outstanding as of the report date, whichever is larger.

Loans to Small Businesses

	RCON	YES	NO
1. Indicate in the appropriate box at the right whether all or substantially all of the dollar volume of your bank’s “Loans secured by nonfarm nonresidential properties” reported in Schedule RC-C, part I, item 1.e, and all or substantially all of the dollar volume of your bank’s “Commercial and industrial loans” reported in Schedule RC-C, part I, item 4,[1] have original amounts of $100,000 or less (If your bank has no loans outstanding in both of these two loan categories, place an “X” in the box marked “NO.”)	6999		0	1.

If YES, complete items 2.a and 2.b below, skip items 3 and 4, and go to item 5.

If NO and your bank has loans outstanding in either loan category, skip items 2.a and 2.b, complete items 3 and 4 below, and go to item 5.

If NO and your bank has no loans outstanding in both loan categories, skip items 2 through 4, and go to item 5.

	Number of Loans
2. Report the total number of loans currently outstanding for each of the following Schedule RC-C, part I, loan categories:
	RCON
a. “Loans secured by nonfarm nonresidential properties” reported in Schedule RC-C, part I, item 1.e (Note: Item 1.e divided by the number of loans should NOT exceed $100,000.)	5562	0	2.a.
b. “Commercial and industrial loans” reported in Schedule RC-C, part I, item 4.[1] (Note: Item 4,[1] divided by the number of loans should NOT exceed $100,000.)	5563	0	2.b.

	(Column A) Number of Loans		(Column B) Amount Currently Outstanding
Dollar Amounts in Thousands	RCON		RCON	Bil	Mil	Thou

3.      Number and amount currently outstanding of “Loans secured by nonfarm nonresidential properties” reported in Schedule RC-C, part I, item 1.e (sum of items 3.a through 3.c must be less than or equal to Schedule RC-C, part I, item 1.e):

a. With original amounts of $100,000 or less	5564	0	5565			0	3.a.
b. With original amounts of more than $100,000 through $ 250,000	5566	0	5567			0	3.b.
c. With original amounts of more than $250,000 through $ 1,000,000	5568	0	5569			0	3.c.

4.      Number and amount currently outstanding of “Commercial and industrial loans” reported in Schedule RC-C, part I, item 4[1] (sum of items 4.a through 4.c must be less than or equal to Schedule RC-C, part I, item 41):

a. With original amounts of $100,000 or less	5570	0	5571			0	4.a.
b. With original amounts of more than $100,000 through $ 250,000	5572	0	5573			0	4.b.
c. With original amounts of more than $250,000 through $ 1,000,000	5574	0	5575			0	4.c.

[1]	Banks with $300 million or more in total assets should provide the requested information for “Commercial and industrial loans” based on the loans reported in Schedule RC-C, part I, item 4.a, column A, “Commercial and industrial loans to U.S. addressees.

FFIEC 041 Page RC-7b
18b

Schedule RC-C—Continued

Part II. Continued

Agricultural Loans to Small Farms

			RCON	YES		NO
5. Indicate in the appropriate box at the right whether all or substantially all of the dollar volume of your bank’s “Loans secured by farmland (including farm residential and other improvements)” reported in Schedule RC-C, part I, item 1.b, and all or substantially all of the dollar volume of your bank’s “Loans to finance agricultural production and other loans to farmers” reported in Schedule RC-C, part I, item 3, have original amounts of $100,000 or less (If your bank has no loans outstanding in both of these two loan categories, place an “X” in the box marked “NO.”)			6860			0	5.

If YES, complete items 6.a and 6.b below, and do not complete items 7 and 8.
If NO and your bank has loans outstanding in either loan category, skip items 6.a and 6.b and complete items 7 and 8 below.
If NO and your bank has no loans outstanding in both loan categories, do not complete items 6 through 8.

	Number of Loans
6. Report the total number of loans currently outstanding for each of the following Schedule RC-C, part I, loan categories:

a.      “Loans secured by farmland (including farm residential and other improvements)” reported in Schedule RC-C, part I, item 1.b, (Note: Item 1.b divided by the number of loans should NOT exceed $100,000.)

	RCON
	5576	0	6.a.
b. “Loans to finance agricultural production and other loans to farmers” reported in Schedule RC-C, part I, item 3 (Note: Item 3 divided by the number of loans should NOT exceed $100,000.)	5577	0	6.b.

Dollar Amounts in Thousands	(Column A) Number of Loans		(Column B) Amount Currently Outstanding
	RCON		RCON	Bil	Mil	Thou

7.      Number and amount currently outstanding of “Loans secured by farmland (including farm residential and other improvements)” reported in Schedule RC-C, part I, item 1.b (sum of items 7.a through 7.c must be less than or equal to Schedule RC-C, part I, item 1.b):

a. With original amounts of $100,000 or less	5578	0	5579			0	7.a.
b. With original amounts of more than $100,000 through $ 250,000	5580	0	5581			0	7.b.
c. With original amounts of more than $250,000 through $ 500,000	5582	0	5583			0	7.c.

8.      Number and amount currently outstanding of “Loans to finance agricultural production and other loans to farmers” reported in Schedule RC-C, part I, item 3 (sum of items 8.a through 8.c must be less than or equal to Schedule RC-C, part I, item 3):

a. With original amounts of $100,000 or less	5584	0	5585			0	8.a.
b. With original amounts of more than $100,000 through $ 250,000	5586	0	5587			0	8.b.
c. With original amounts of more than $250,000 through $ 500,000	5588	0	5589			0	8.c.

FFIEC 041 Page RC-8
19

Schedule RC-D—Trading Assets and Liabilities

Schedule RC-D is to be completed by banks that reported average trading assets (Schedule RC-K, item 7) of $2 million or more for any quarter of the preceding calendar year.

Dollar Amounts in Thousands	RCON	Bil	Mil	Thou
ASSETS
1. U.S. Treasury securities	3531			0	1.
2. U.S. Government agency obligations (exclude mortgage-backed securities)	3532			0	2.
3. Securities issued by states and political subdivisions in the U.S.	3533			0	3.
4. Mortgage-backed securities (MBS):
a. Pass-through securities issued or guaranteed by FNMA, FHLMC, or GNMA	3534			0	4.a.
b. Other mortgage-backed securities issued or guaranteed by FNMA, FHLMC, or GNMA (include CMOs, REMICs, and stripped MBS)	3535			0	4.b.
c. All other mortgage-backed securities	3536			0	4.c.
5. Other debt securities	3537			0	5.
6.–8. Not applicable
9. Other trading assets	3541			0	9.
10. Not applicable
11. Derivatives with a positive fair value	3543			0	11.
12. Total trading assets (sum of items 1 through 11) (must equal Schedule RC, item 5)	3545			0	12.

	RCON	Bil	Mil	Thou
LIABILITIES
13. Liability for short positions	3546			0	13.
14. Derivatives with a negative fair value	3547			0	14.
15. Total trading liabilities (sum of items 13 and 14) (must equal Schedule RC, item 15)	3548			0	15.

FFIEC 041 Page RC-9
20

Schedule RC-E—Deposit Liabilities

	Transaction Accounts								Nontransaction Accounts (Column C) Total nontransaction accounts (including MMDAs)
	(Column A) Total transaction accounts (including total demand deposits)				(Column B) Memo: Total demand deposits (included in column A)
Dollar Amounts in Thousands	RCON	Bil	Mil	Thou	RCON	Bil	Mil	Thou	RCON	Bil	Mil	Thou
Deposits of:
1. Individuals, partnerships, and corporations (include all certified and official checks)	B549			0					B550			0	1.
2. U.S. Government	2202			0					2520			0	2.
3. States and political subdivisions in the U.S.	2203			0					2530			0	3.
4. Commercial banks and other depository institutions in the U.S.	B551			0					B552			0	4.
5. Banks in foreign countries	2213			0					2236			0	5.
6. Foreign governments and official institutions (including foreign central banks)	2216			0					2377			0	6.
7. Total (sum of items 1 through 6) (sum of columns A and C must equal Schedule RC, item 13.a)	2215			0	2210			0	2385			0	7.

Memoranda

Dollar Amounts in Thousands	RCON	Bil	Mil	Thou
1. Selected components of total deposits (i.e., sum of item 7, columns A and C):
a. Total Individual Retirement Accounts (IRAs) and Keogh Plan accounts	6835			0	M.1.a.
b. Total brokered deposits	2365			0	M.1.b.
c. Fully insured brokered deposits (included in Memorandum item 1.b above):
(1) Issued in denominations of less than $ 100,000	2343			0	M.1.c.	(1)
(2) Issued either in denominations of $ 100,000 or in denominations greater than $ 100,000 and participated out by the broker in shares of $100,000 or less	2344			0	M.1.c.	(2)
d. Maturity data for brokered deposits:
(1) Brokered deposits issued in denominations of less than $100,000 with a remaining maturity of one year or less (included in Memorandum item 1.c.(1) above)	A243			0	M.1.d.	(1)
(2) Brokered deposits issued in denominations of $100,000 or more with a remaining maturity of one year or less (included in Memorandum item 1.b above)	A244			0	M.1.d.	(2)
e. Preferred deposits (uninsured deposits of states and political subdivisions in the U.S. reported in item 3 above which are secured or collateralized as required under state law) (to be completed for the December report only)	5590			N/A	M.1.e.
2. Components of total nontransaction accounts (sum of Memorandum items 2.a through 2.c must equal item 7, column C above):
a. Savings deposits:
(1) Money market deposit accounts (MMDAs)	6810			0	M.2.a.	(1)
(2) Other savings deposits (excludes MMDAs)	0352			0	M.2.a.	(2)
b. Total time deposits of less than $ 100,000	6648			0	M.2.b.
c. Total time deposits of $100,000 or more	2604			0	M.2.c.

FFIEC 041 Page RC-10
Schedule RC-E—Continued Memoranda (continued)	21

Dollar Amounts in Thousands	RCON	Bil	Mil	Thou
3. Maturity and repricing data for time deposits of less than $100,000:
a. Time deposits of less than $100,000 with a remaining maturity or next repricing date of: [1,2]
(1) Three months or less	A579			0	M.3.a.	(1)
(2) Over three months through 12 months	A580			0	M.3.a.	(2)
(3) Over one year through three years	A581			0	M.3.a.	(3)
(4) Over three years	A582			0	M.3.a.	(4)
b. Time deposits of less than $100,000 with a REMAINING MATURITY of one year or less (included in Memorandum items 3.a.(1) and 3.a.(2) above)[3]	A241			0	M.3.b.
4. Maturity and repricing data for time deposits of $100,000 or more:
a. Time deposits of $100,000 or more with a remaining maturity or next repricing date of: [1,4]
(1) Three months or less	A584			0	M.4.a.	(1)
(2) Over three months through 12 months	A585			0	M.4.a.	(2)
(3) Over one year through three years	A586			0	M.4.a.	(3)
(4) Over three years	A587			0	M.4.a.	(4)
b. Time deposits of $100,000 or more with a REMAINING MATURITY of one year or less (included in Memorandum items 4.a.(1) and 4.a.(2) above)[3]	A242			0	M.4.b.

[1]	Report fixed rate time deposits by remaining maturity and floating rate time deposits by next repricing date.

[2]	Sum of Memorandum items 3.a.(1) through 3.a.(4) must equal Schedule RC-E, Memorandum item 2.b.

[3]	Report both fixed and floating rate time deposits by remaining maturity. Exclude floating rate time deposits with a next repricing date of one year or less that have a remaining maturity of over one year.

[4]	Sum of Memorandum items 4.a.(1) through 4.a.(4) must equal Schedule RC-E, Memorandum item 2.c.

FFIEC 041 Page RC-11
22

Schedule RC-F—Other Assets

Dollar Amounts in Thousands							RCON	Bil	Mil	Thou
1.	Accrued interest receivable[1]						B556			39	1.
2.	Net deferred tax assets[2]						2148		2	745	2.
3.	Interest-only strips receivable (not in the form of a security)[3] on:
	a.	Mortgage loans					A519			0	3.a.
	b.	Other financial assets					A520			0	3.b.
4.	Equity securities that DO NOT have readily determinable fair values[4]						1752		3	000	4.
5.	All other assets (itemize and describe amounts greater than $25,000 that exceed 25% of this item)						2168		23	116	5.
	a.	Prepaid expenses		2166		0					5.a.
	b.	Cash surrender value of life insurance		C009		0					5.b.
	c.	Repossessed personal property (including vehicles)		1578		0					5.c.
	d.	Derivatives with a positive fair value held for purposes other than trading		C010		0					5.d.
	e.	Retained interests in accrued interest receivable related to securitized credit cards		C436		0					5.e.
	f.	TEXT	Accounts Receivable	3549	7	315					5.f.
		3549
	g.	TEXT	Intercompany Accounts Receivable	3550	15	801					5.g.
		3550
	h.	TEXT		3551		0					5.h.
		3551
6.	Total (sum of items 1 through 5) (must equal Schedule RC, item 11)							2160	28	900	6.

Schedule RC-G—Other Liabilities

Dollar Amounts in Thousands							RCON	Bil	Mil	Thou
1.	a.	Interest accrued and unpaid on deposits [5]					3645			0	1.a.
	b.	Other expenses accrued and unpaid (includes accrued income taxes payable)					3646		19	957	1.b.
2.	Net deferred tax liabilities[2]						3049			0	2.
3.	Allowance for credit losses on off-balance sheet credit exposures						B557			0	3.
4.	All other liabilities (itemize and describe amounts greater than $25,000 that exceed 25% of this item)						2938		4	726	4.
	a.	Accounts payable		3066		0					4.a.
	b.	Deferred compensation liabilities		C011		0					4.b.
	c.	Dividends declared but not yet payable		2932		0					4.c.
	d.	Derivatives with a negative fair value held for purposes other than trading		C012		0					4.d.
	e.	TEXT		3552	4	623					4.e.
		3552
	f.	TEXT		3553		0					4.f.
		3553
	g.	TEXT	Intercompany Accounts Payable	3554		0					4.g.
		3554
5.	Total (sum of items 1 through 4) (must equal Schedule RC, item 20)						2930		24	683	5.

[1]	Includes accrued interest receivable on loans, leases, debt securities, and other interest-bearing assets.

[2]	See discussion of deferred income taxes in Glossary entry on “income taxes.”

[3]	Report interest-only strips receivable in the form of a security as available-for-sale securities in Schedule RC, item 2.b, or as trading assets in Schedule RC, item 5, as appropriate.

[4]	Includes Federal Reserve stock, Federal Home Loan Bank stock, and bankers’ bank stock.

[5]	For savings banks, include “dividends” accrued and unpaid on deposits.

FFIEC 041 Page RC-12
23

Schedule RC-K—Quarterly Averages1

Dollar Amounts in Thousands	RCON	Bil	Mil	Thou
ASSETS
1. Interest-bearing balances due from depository institutions	3381		29	717	1.
2. U.S. Treasury securities and U.S. Government agency obligations [2] (excluding mortgage-backed securities)	B558		81	879	2.
3. Mortgage-backed securities[2]	B559			0	3.
4. All other securities [2,3] (includes securities issued by states and political subdivisions in the U.S.)	B560			79	4.
5. Federal funds sold and securities purchased under agreements to resell	3365			0	5.
6. Items 6.a through 6.d.(2) are to be completed by all banks.
Loans:
a. Total loans	3360			0	6.a.
b. Loans secured by real estate	3385			0	6.b.
c. Commercial and industrial loans	3387			0	6.c.
d. Loans to individuals for household, family, and other personal expenditures:
(1) Credit cards	B561			0	6.d.(1)
(2) Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)	B562			0	6.d.(2)
7. To be completed by banks with $100 million or more in total assets:[4]	3401			0	7.
Trading assets
8. Lease financing receivables (net of unearned income)	3484			0	8.
9. Total assets [5]	3368		131	728	9.
LIABILITIES
10. Interest-bearing transaction accounts (NOW accounts, ATS accounts, and telephone and preauthorized transfer accounts) (exclude demand deposits)	3485			0	10.
11. Nontransaction accounts:
a. Savings deposits (includes MMDAs)	B563			0	11.a.
b. Time deposits of $100,000 or more	A514			0	11.b.
c. Time deposits of less than $ 100,000	A529			0	11.c.
12. Federal funds purchased and securities sold under agreements to repurchase	3353			0	12.
13. To be completed by banks with $100 million or more in total assets:[4] Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	3355			0	13.

Memorandum

Dollar Amounts in Thousands	RCON	Bil	Mil	Thou

1.      Memorandum item 1 is to be completed by:[4]

•      banks with $300 million or more in total assets, and

•      banks with less than $300 million in total assets that have loans to finance agricultural production and other loans to farmers (Schedule RC-C, part I, item 3) exceeding five percent of total loans.

Loans to finance agricultural production and other loans to farmers	3386			0	M.1.

[1]	For all items, banks have the option of reporting either (1) an average of DAILY figures for the quarter, or (2) an average of WEEKLY fi gures (i.e., the Wednesday of each week of the quarter).

[2]	Quarterly averages for all debt securities should be based on amortized cost.

[3]	Quarterly averages for all equity securities should be based on historical cost.

[4]	The asset size tests and the five percent of total loans test are generally based on the total assets and total loans reported on the June 30, 2004, Report of Condition.

[5]	The quarterly average for total assets should reflect all debt securities (not held for trading) at amortized cost, equity securities with readily determinable fair values at the lower of cost or fair value, and equity securities without readily determinable fair values at historical cost.

FFIEC 041 Page RC-13
24

Schedule RC-L—Derivatives and Off-Balance Sheet Items

Please read carefully the instructions for the preparation of Schedule RC-L. Some of the amounts reported in Schedule RC-L are regarded as volume indicators and not necessarily as measures of risk.

Dollar Amounts in Thousands					RCON	Bil	Mil	Thou
1.	Unused commitments:
	a.	Revolving, open-end lines secured by 1– 4 family residential properties, e.g., home equity lines			3814			0	1.a.
	b.	Credit card lines			3815			0	1.b.
	c.	(1) Commitments to fund commercial real estate, construction, and land development loans secured by real estate			3816			0	1.c.(1)
		(2) Commitments to fund commercial real estate, construction, and land development loans NOT secured by real estate			6550			0	1.c.(2)
	d.	Securities underwriting			3817			0	1.d.
	e.	Other unused commitments			3818			0	1.e.
2.	Financial standby letters of credit				3819			0	2.
	a.	Amount of financial standby letters of credit conveyed to others	3820	0					2.a.
3.	Performance standby letters of credit				3821			0	3.
	a.	Amount of performance standby letters of credit conveyed to others	3822	0					3.a.
4.	Commercial and similar letters of credit				3411			0	4.
5.	To be completed by banks with $100 million or more in total assets: [1]
	Participations in acceptances (as described in the instructions) conveyed to others by the reporting bank				3428			0	5.
6.	Securities lent (including customers’ securities lent where the customer is indemnified against loss by the reporting bank)				3433			0	6.
7.	Credit derivatives:
	a.	Notional amount of credit derivatives on which the reporting bank is the guarantor			A534			0	7.a.
		(1) Gross positive fair value			C219			0	7.a.(1)
		(2) Gross negative fair value			C220			0	7.a.(2)
	b.	Notional amount of credit derivatives on which the reporting bank is the beneficiary			A535			0	7.b.
		(1) Gross positive fair value			C221			0	7.b.(1)
		(2) Gross negative fair value			C222			0	7.b.(2)
8.	Spot foreign exchange contracts				8765			0	8.
9.	All other off-balance sheet liabilities (exclude derivatives) (itemize and describe each component of this item over 25% of Schedule RC, item 28, “Total equity capital”)				3430			0	9.
	a.	Securities borrowed	3432	0					9.a.
	b.	Commitments to purchase when-issued securities	3434	0					9.b.
	c.	TEXT 3555	3555	0					9.c.
	d.	TEXT 3556	3556	0					9.d.
	e.	TEXT 3557	3557	0					9.e.
10.	All other off-balance sheet assets (exclude derivatives) (itemize and describe each component of this item over 25% of Schedule RC, item 28, “Total equity capital”)				5591			0	10.
	a.	Commitments to sell when-issued securities	3435	0					10.a.
	b.	TEXT 5592	5592	0					10.b.
	c.	TEXT 5593	5593	0					10.c.
	d.	TEXT 5594	5594	0					10.d.
	e.	TEXT 5595	5595	0					10.e.
11.	Year-to-date merchant credit card sales volume:			RCON	Tril	Bil	Mil	Thou
	a.	Sales for which the reporting bank is the acquiring bank		C223				0	11.a.
	b.	Sales for which the reporting bank is the agent bank with risk		C224				0	11.b.

[1]	The $100 million asset size test is generally based on the total assets reported in the June 30, 2004, Report of Condition.

FFIEC 041 Page RI-14
25

Schedule RC-L—Continued

Dollar Amounts in Thousands	(Column A) Interest Rate Contracts	(Column B) Foreign Exchange Contracts	(Column C) Equity Derivative Contracts	(Column D) Commodity and Other Contracts
Derivatives Position Indicators	Tril	Bil	Mil	Thou	Tril	Bil	Mil	Thou	Tril	Bil	Mil	Thou	Tril	Bil	Mil	Thou
12. Gross amounts (e.g., notional amounts) (for each column, sum of items 12.a through 12.e must equal sum of items 13 and 14):	RCON 8693	RCON 8694	RCON 8695	RCON 8696
a. Futures contracts	0	0	0	0	12.a.
RCON 8697	RCON 8698	RCON 8699	RCON 8700
b. Forward contracts	0	0	0	0	12.b.
c. Exchange-traded option contracts:	RCON 8701	RCON 8702	RCON 8703	RCON 8704
(1) Written options	0	0	0	0	12.c.(1)
RCON 8705	RCON 8706	RCON 8707	RCON 8708
(2) Purchased options	0	0	0	0	12.c.(2)
d. Over-the-counter option contracts:	RCON 8709	RCON 8710	RCON 8711	RCON 8712
(1) Written options	0	0	0	0	12.d.(1)
RCON 8713	RCON 8714	RCON 8715	RCON 8716
(2) Purchased options	0	0	0	0	12.d.(2)
RCON 3450	RCON 3826	RCON 8719	RCON 8720
e. Swaps	0	0	0	0	12.e.
13. Total gross notional amount of derivative contracts held for trading	RCON A126	RCON A127	RCON 8723	RCON 8724
0	0	0	0	13.
14. Total gross notional amount of derivative contracts held for purposes other than trading	RCON 8725	RCON 8726	RCON 8727	RCON 8728
0	0	0	0	14.
a. Interest rate swaps where the bank has agreed to pay a fixed rate	RCON A589	14.a.
0
15. Gross fair values of derivative contracts:
a. Contracts held for trading:	RCON 8733	0	RCON 8734	0	RCON 8735	0	RCON 8736	0
(1) Gross positive fair value	15.a.(1)
RCON 8737	RCON 8738	RCON 8739	RCON 8740
(2) Gross negative fair value	15.a.(2)
b. Contracts held for purposes other than trading:	0	0	0	0
RCON 8741	RCON 8742	RCON 8743	RCON 8744
(1) Gross positive fair value	0	0	0	0	15.b.(1)
RCON 8745	RCON 8746	RCON 8747	RCON 8748
(2) Gross negative fair value	0	0	0	0	15.b.(2)

FFIEC 041 Page RC-15
26

Schedule RC-M—Memoranda

Dollar Amounts in Thousands			RCON	Bil	Mil	Thou
1. Extensions of credit by the reporting bank to its executive officers, directors, principal shareholders, and their related interests as of the report date:
a. Aggregate amount of all extensions of credit to all executive officers, directors, principal shareholders, and their related interests			6164			0	1.a.
b.      Number of executive officers, directors, and principal
shareholders to whom the amount of all extensions of
credit by the reporting bank (including extensions of credit to related interests) equals or exceeds the lesser of
$500,000 or 5 percent of total capital as defined for this
purpose in agency regulations	Number
	6165	0					1.b.
2. Intangible assets other than goodwill:
a. Mortgage servicing assets			3164			0	2.a.
(1) Estimated fair value of mortgage servicing assets	A590	0					2.a.(1)
b. Purchased credit card relationships and nonmortgage servicing assets			B026			0	2.b.
c. All other identifiable intangible assets			5507			0	2.c.
d. Total (sum of items 2.a, 2.b, and 2.c) (must equal Schedule RC, item 10.b)			0426			0	2.d.
3. Other real estate owned:
a. Direct and indirect investments in real estate ventures			5372			0	3.a.
b. All other real estate owned:
(1) Construction, land development, and other land			5508			0	3.b.(1)
(2) Farmland			5509			0	3.b.(2)
(3) 1– 4 family residential properties			5510			0	3.b.(3)
(4) Multifamily (5 or more) residential properties			5511			0	3.b.(4)
(5) Nonfarm nonresidential properties			5512			0	3.b.(5)
c. Total (sum of items 3.a and 3.b) (must equal Schedule RC, item 7)			2150			0	3.c.
4. Investments in unconsolidated subsidiaries and associated companies:
a. Direct and indirect investments in real estate ventures			5374			0	4.a.
b. All other investments in unconsolidated subsidiaries and associated companies			5375			0	4.b.
c. Total (sum of items 4.a and 4.b) (must equal Schedule RC, item 8)			2130			0	4.c.
5. Other borrowed money:
a. Federal Home Loan Bank advances:
(1) With a remaining maturity of one year or less[1]			2651			0	5.a.(1)
(2) With a remaining maturity of more than one year through three years			B565			0	5.a.(2)
(3) With a remaining maturity of more than three years			B566			0	5.a.(3)
b. Other borrowings:
(1) With a remaining maturity of one year or less			B571			0	5.b.(1)
(2) With a remaining maturity of more than one year through three years			B567			0	5.b.(2)
(3) With a remaining maturity of more than three years			B568			0	5.b.(3)
c. Total (sum of items 5.a.(1) through 5.b.(3)) (must equal Schedule RC, item 16)			3190			0	5.c.
				Yes		No
6. Does the reporting bank sell private label or third party mutual funds and annuities?			B569			X	6.

			RCON	Bil	Mil	Thou
7. Assets under the reporting bank’s management in proprietary mutual funds and annuities			B570			0	7.
8. Primary Internet Web site address of the bank (home page), if any (Example: www.examplebank.com) TEXT 4087 http:// www.deutsche-bank.com							8.
				Yes		No
9. Do any of the bank’s Internet Web sites have transactional capability, i.e., allow the bank’s customers to execute transactions on their accounts through the Web site?			4088			X	9.

[1]	Includes overnight Federal Home Loan Bank advances.

FFIEC 041 Page RC-16
27

Schedule RC-N—Past Due and Nonaccrual Loans, Leases, and Other Assets

	(Column A) Past due 30 through 89 days and still accruing				(Column B) Past due 90 days or more and still accruing				(Column C) Nonaccrual
Dollar Amounts in Thousands	RCON	Bil	Mil	Thou	RCON	Bil	Mil	Thou	RCON	Bil	Mil	Thou
1. Loans secured by real estate:
a. Construction, land development, and other land loans	2759			0	2769			0	3492			0	1.a.
b. Secured by farmland	3493			0	3494			0	3495			0	1.b.
c. Secured by 1– 4 family residential properties:
(1) Revolving, open-end loans secured by 1– 4 family residential properties and extended under lines of credit	5398			0	5399			0	5400			0	1.c.(1)
(2) Closed-end loans secured by 1– 4 family residential properties:
(a) Secured by first liens	C236			0	C237			0	C229			0	1.c.(2)(a)
(b) Secured by junior liens	C238			0	C239			0	C230			0	1.c.(2)(b)
d. Secured by multifamily (5 or more) residential properties	3499			0	3500			0	3501			0	1.d.
e. Secured by nonfarm nonresidential properties	3502			0	3503			0	3504			0	1.e.
2. Loans to depository institutions and acceptances of other banks	B834			0	B835			0	B836			0	2.
3. Not applicable
4. Commercial and industrial loans	1606			0	1607			0	1608			0	4.
5. Loans to individuals for household, family, and other personal expenditures:
a. Credit cards	B575			0	B576			0	B577			0	5.a.
b. Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)	B578			0	B579			0	B580			0	5.b.
6. Loans to foreign governments and official institutions	5389			0	5390			0	5391			0	6.
7. All other loans[1]	5459			0	5460			0	5461			0	7.
8. Lease financing receivables	1226			0	1227			0	1228			0	8.
9. Debt securities and other assets (exclude other real estate owned and other repossessed assets)	3505			0	3506			0	3507			0	9.

Amounts reported in Schedule RC-N, items 1 through 8, above include guaranteed and unguaranteed portions of past due and nonaccrual loans and leases. Report in item 10 below certain guaranteed loans and leases that have already been included in the amounts reported in items 1 through 8.

	RCON	Bil	Mil	Thou	RCON	Bil	Mil	Thou	RCON	Bil	Mil	Thou
10. Loans and leases reported in items 1 through 8 above which are wholly or partially guaranteed by the U.S. Government	5612			0	5613			0	5614			0	10.
a. Guaranteed portion of loans and leases included in item 10 above (exclude rebooked “GNMA loans”)	5615			0	5616			0	5617			0	10.a.
b. Rebooked “GNMA loans” that have been repurchased or are eligible for repurchase included in item 10 above	C866			0	C867			0	C868			0	10.b.

[1]	Includes past due and nonaccrual “Loans to finance agricultural production and other loans to farmers,” “Obligations (other than securities and leases) of states and political subdivisions in the U.S.,” and “Other loans.”

FFIEC 041 Page RC-17
28

Schedule RC-N—Continued

Memoranda

	(Column A) Past due 30 through 89 days and still accruing				(Column B) Past due 90 days or more and still accruing				(Column C) Nonaccrual
Dollar Amounts in Thousands	RCON	Bil	Mil	Thou	RCON	Bil	Mil	Thou	RCON	Bil	Mil	Thou
1. Restructured loans and leases included in Schedule RC-N, items 1 through 8, above (and not reported in Schedule RC-C, Part I, Memorandum item 1)	1658			0	1659			0	1661			0	M.1.
2. Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Schedule RC-N, items 4 and 7, above	6558			0	6559			0	6560			0	M.2.
3. Memorandum items 3.a. through 3.d are to be completed by banks with $300 million or more in total assets: [1]
a. Loans secured by real estate to non-U.S. addressees (domicile) (included in Schedule RC-N, item 1, above)	1248			N/A	1249			N/A	1250			N/A	M.3.a.
b. Loans to and acceptances of foreign banks (included in Schedule RC-N, item 2, above)	5380			N/A	5381			N/A	5382			N/A	M.3.b.
c. Commercial and industrial loans to non-U.S. addressees (domicile) (included in Schedule RC-N, item 4, above)	1254			N/A	1255			N/A	1256			N/A	M.3.c.
d. Lease financing receivables of non-U.S. addressees (domicile) (included in Schedule RC-N, item 8, above)	1271			N/A	1272			N/A	1791			N/A	M.3.d.

4.      Memorandum item 4 is to be completed by:[1]

•      banks with $300 million or more in total assets

•      banks with less than $300 million in total assets that have loans to finance agricultural production and other loans to farmers (Schedule RC-C, part I, item 3) exceeding five percent of total loans:

Loans to finance agricultural production and other loans to farmers (included in Schedule RC-N, item 7, above)	1594			0	1597			0	1583			0	M.4.
5. Loans and leases held for sale (included in Schedule RC-N, items 1 through 8, above)	C240			0	C241			0	C226			0	M.5.

	(Column A) Past due 30 through 89 days				(Column B) Past due 90 days or more
	RCON	Bil	Mil	Thou	RCON	Bil	Mil	Thou
Memorandum item 6 is to be completed by banks with $ 300 million or more in total assets:[1]
6. Interest rate, foreign exchange rate, and other commodity and equity contracts:
Fair value of amounts carried as assets	3529			N/A	3530			N/A	M.6.

[1]	The $300 million asset size test and the five percent of total loans test are generally based on the total assets and total loans reported on the June 30, 2004, Report of Condition.

FFIEC 041 Page RC-18
29

Schedule RC-O—Other Data for Deposit Insurance and FICO Assessments

Dollar Amounts in Thousands	RCON	Bil	Mil	Thou
1. Unposted debits (see instructions):
a. Actual amount of all unposted debits	0030			0	1.a.
OR b. Separate amount of unposted debits:
(1) Actual amount of unposted debits to demand deposits	0031			0	1.b.(1)
(2) Actual amount of unposted debits to time and savings deposits[1]	0032			0	1.b.(2)
2. Unposted credits (see instructions):
a. Actual amount of all unposted credits	3510			0	2.a.
OR b. Separate amount of unposted credits:
(1) Actual amount of unposted credits to demand deposits	3512			0	2.b.(1)
(2) Actual amount of unposted credits to time and savings deposits[1]	3514			0	2.b.(2)
3. Uninvested trust funds (cash) held in bank’s own trust department (not included in total deposits)	3520			0	3.
4. Deposits of consolidated subsidiaries (not included in total deposits):
a. Demand deposits of consolidated subsidiaries	2211			0	4.a.
b. Time and savings deposits[1] of consolidated subsidiaries	2351			0	4.b.
c. Interest accrued and unpaid on deposits of consolidated subsidiaries	5514			0	4.c.
5. Not applicable

6.      Reserve balances actually passed through to the Federal Reserve by the reporting bank on behalf of its respondent depository institutions that are also reflected as deposit liabilities of the reporting bank:

a. Amount reflected in demand deposits (included in Schedule RC-E, item 7, column B)	2314			0	6.a.
b. Amount reflected in time and savings deposits[1] (included in Schedule RC-E, item 7, column A or C, but not column B)	2315			0	6.b.
7. Unamortized premiums and discounts on time and savings deposits: [1,2]
a. Unamortized premiums	5516			0	7.a.
b. Unamortized discounts	5517			0	7.b.
8. To be completed by banks with “Oakar deposits.”
a. Deposits purchased or acquired from other FDIC-insured institutions during the quarter:
(1) Total deposits purchased or acquired from other FDIC-insured institutions during the quarter	A531			0	8.a.(1)
(2) Amount of purchased or acquired deposits reported in item 8.a.(1) above attributable to a secondary fund (i.e., BIF members report deposits attributable to SAIF; SAIF members report deposits attributable to BIF)	A532			0	8.a.(2)
b. Total deposits sold or transferred to other FDIC-insured institutions during the quarter	A533			0	8.b.
9. Deposits in lifeline accounts	5596			N/A	9.
10. Benefit-responsive “Depository Institution Investment Contracts” (included in total deposits)	8432			0	10.

[1]	For FDIC insurance and FICO assessment purposes, “time and savings deposits” consists of nontransaction accounts and all transaction accounts other than demand deposits.

[2]	Exclude core deposit intangibles.

FFIEC 041 Page RC-19
Schedule RC-O—Continued	30

Dollar Amounts in Thousands	RCON	Bil	Mil	Thou
11. Adjustments to demand deposits reported in Schedule RC-E for certain reciprocal demand balances:
a. Amount by which demand deposits would be reduced if the reporting bank’s reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in Puerto Rico and U.S. territories and possessions that were reported on a gross basis in Schedule RC-E had been reported on a net basis	8785			0	11.a.
b. Amount by which demand deposits would be increased if the reporting bank’s reciprocal demand balances with foreign banks and foreign offices of other U.S. banks (other than insured branches in Puerto Rico and U.S. territories and possessions) that were reported on a net basis in Schedule RC-E had been reported on a gross basis	A181			0	11.b.
c. Amount by which demand deposits would be reduced if cash items in process of collection were included in the calculation of the reporting bank’s net reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in Puerto Rico and U.S. territories and possessions in Schedule RC-E	A182			0	11.c.

12.    Amount of assets netted against deposit liabilities on the balance sheet (Schedule RC) in accordance with generally accepted accounting principles (exclude amounts related to reciprocal demand balances):

a. Amount of assets netted against demand deposits	A527			0	12.a.
b. Amount of assets netted against time and savings deposits	A528			0	12.b.

Memoranda (to be completed each quarter except as noted)

Dollar Amounts in Thousands			RCON	Bil	Mil	Thou
1. Total deposits of the bank (sum of Memorandum items 1.a.(1) and 1.b.(1) must equal Schedule RC, item 13.a):
a. Deposit accounts of $100,000 or less: [1]
(1) Amount of deposit accounts of $100,000 or less			2702			0	M.1.a.	(1)
		Number
(2) Number of deposit accounts of $100,000 or less (to be completed for the June report only)	3779	0					M.1.a.	(2)
b. Deposit accounts of more than $100,000: [1]
(1) Amount of deposit accounts of more than $ 100,000			2710			0	M.1.b.	(1)
		Number
(2) Number of deposit accounts of more than $ 100,000	2722	0					M.1.b.	(2)
Memorandum item 2 is to be completed by all banks.
2. Estimated amount of uninsured deposits (see instructions)			5597			0	M.2.

			RCON		FDIC Cert No.

3.      Has the reporting institution been consolidated with a parent bank or savings association in that parent bank’s or parent saving association’s Call Report or Thrift Financial Report? If so, report the legal title and FDIC Certificate Number of the parent bank or parent savings association:

TEXT A545			A545			0	M.3.

[1]	The dollar amounts used as the basis for reporting in Memoranda items 1.a and 1.b reflect the deposit insurance limits in effect on the report date.

FFIEC 041 Page RC-20
31

Schedule RC-R—Regulatory Capital

Dollar Amounts in Thousands	RCON	Bil	Mil	Thou
Tier 1 capital
1. Total equity capital (from Schedule RC, item 28)	3210		122	585	1.
2. LESS: Net unrealized gains (losses) on available-for-sale securities [1] (if a gain, report as a positive value; if a loss, report as a negative value)	8434			-11	2.
3. LESS: Net unrealized loss on available-for-sale EQUITY securities [1] (report loss as a positive value)	A221			0	3.
4. LESS: Accumulated net gains (losses) on cash flow hedges[1] (if a gain, report as a positive value; if a loss, report as a negative value)	4336			0	4.
5. LESS: Nonqualifying perpetual preferred stock	B588			0	5.
6. Qualifying minority interests in consolidated subsidiaries	B589			0	6.
7. LESS: Disallowed goodwill and other disallowed intangible assets	B590			0	7.
8. Subtotal (sum of items 1 and 6, less items 2, 3, 4, 5, and 7)	C227		122	596	8.
9. a. LESS: Disallowed servicing assets and purchased credit card relationships	B591			0	9.a.
b. LESS: Disallowed deferred tax assets	5610			0	9.b.
10. Other additions to (deductions from) Tier 1 capital	B592			0	10.
11. Tier 1 capital (sum of items 8 and 10, less items 9.a and 9.b)	8274		122	596	11.

Tier 2 capital
12. Qualifying subordinated debt and redeemable preferred stock	5306			0	12.
13. Cumulative perpetual preferred stock includible in Tier 2 capital	B593			0	13.
14. Allowance for loan and lease losses includible in Tier 2 capital	5310			0	14.
15. Unrealized gains on available-for-sale equity securities includible in Tier 2 capital	2221			0	15.
16. Other Tier 2 capital components	B594			0	16.
17. Tier 2 capital (sum of items 12 through 16)	5311			0	17.
18. Allowable Tier 2 capital (lesser of item 11 or 17)	8275			0	18.
19. Tier 3 capital allocated for market risk	1395			0	19.
20. LESS: Deductions for total risk-based capital	B595			0	20.
21. Total risk-based capital (sum of items 11, 18, and 19, less item 20)	3792		122	596	21.

Total assets for leverage ratio
22. Average total assets (from Schedule RC-K, item 9)	3368		131	728	22.
23. LESS: Disallowed goodwill and other disallowed intangible assets (from item 7 above)	B590			0	23.
24. LESS: Disallowed servicing assets and purchased credit card relationships (from item 9.a above)	B591			0	24.
25. LESS: Disallowed deferred tax assets (from item 9.b above)	5610			0	25.
26. LESS: Other deductions from assets for leverage capital purposes	B596			0	26.
27. Average total assets for leverage capital purposes (item 22 less items 23 through 26)	A224		131	728	27.

Adjustments for financial subsidiaries
28. a. Adjustment to Tier 1 capital reported in item 11	C228			0	28.a.
b. Adjustment to total risk-based capital reported in item 21	B503			0	28.b.
29. Adjustment to risk-weighted assets reported in item 62	B504			0	29.
30. Adjustment to average total assets reported in item 27	B505			0	30.

Capital ratios

(Column B is to be completed by all banks. Column A is to be completed by banks with financial subsidiaries.)

	(Column A)				(Column B)
	RCON	Percentage			RCON	Percentage
31. Tier 1 leverage ratio[2]	7273	0	0	0	7204	9	3	0	7	31.
32. Tier 1 risk-based capital ratio[3]	7274	0	0	0	7206	6	5	1	2	32.
33. Total risk-based capital ratio[4]	7275	0	0	0	7205	6	5	1	2	33.

[1]	Report amount included in Schedule RC, item 26.b, “Accumulated other comprehensive income.”

[2]	The ratio for column B is item 11 divided by item 27. The ratio for column A is item 11 minus item 28.a divided by (item 27 minus item 30).

[3]	The ratio for column B is item 11 divided by item 62. The ratio for column A is item 11 minus item 28.a divided by (item 62 minus item 29).

[4]	The ratio for column B is item 21 divided by item 62. The ratio for column A is item 21 minus item 28.b divided by (item 62 minus item 29).

FFIEC 041 Page RC-21
32

Schedule RC-R—Continued

Banks are not required to risk-weight each on-balance sheet asset and the credit equivalent amount of each off-balance sheet item that qualifies for a risk weight of less than 100 percent (50 percent for derivatives) at its lower risk weight. When completing items 34 through 54 of Schedule RC-R, each bank should decide for itself how detailed a risk-weight analysis it wishes to perform. In other words, a bank can choose from among its assets and off-balance sheet items that have a risk weight of less than 100 percent which ones to risk-weight at an appropriate lower risk weight, or it can simply risk-weight some or all of these items at a 100 percent risk weight (50 percent for derivatives).

(Column C)	(Column D)	(Column E)	(Column F)
Allocation by Risk Weight Category
(Column A) Totals (from Schedule RC)	(Column B) Items Not Subject to Risk- Weighting	0%	20%	50%	100%
Dollar Amounts in Thousands	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou
Balance Sheet Asset Categories
RCON 0010	RCON C869	RCON B600	RCON B601	RCON B602
34. Cash and balances due from depository institutions (Column A equals the sum of Schedule RC items 1.a and 1.b)	30	725	0	4	30	721	0	34.

RCON 1754	RCON B603	RCON B604	RCON B605	RCON B606	RCON B607
35. Held-to-maturity securities	0	0	0	0	0	0	35.

RCON 1773	RCON B608	RCON B609	RCON B610	RCON B611	RCON B612
36. Available-for-sale securities	82	156	-13	74	962	7	207	0	0	36.

RCON C225	RCON C063	RCON C064	RCON B520
37. Federal funds sold and securities purchased under agreements to resell	0	0	0	0	37.

RCON 5369	RCON B617	RCON B618	RCON B619	RCON B620	RCON B621
38. Loans and leases held for sale	0	0	0	0	0	0	38.

RCON B528	RCON B622	RCON B623	RCON B624	RCON B625	RCON B626
39. Loans and leases, net of unearned income	0	0	0	0	0	0	39.

RCON 3123	RCON 3123
40. LESS: Allowance for loan and lease losses	0	0	40.

RCON 3545	RCON B627	RCON B628	RCON B629	RCON B630	RCON B631
41. Trading assets	0	0	0	0	0	0	41.
RCON B639	RCON B640	RCON B641	RCON B642	RCON B643	RCON 5339
42. All other assets[1]	34	387	0	3	000	15	768	0	15	619	42.

RCON 2170	RCON B644	RCON 5320	RCON 5327	RCON 5334	RCON 5340
43. Total assets (sum of items 34 through 42)	147	268	-13	77	966	53	696	0	15	619	43.

[1]	Includes premises and fixed assets, other real estate owned, investments in unconsolidated subsidiaries and associated companies, customers’ liability on acceptances outstanding, intangible assets, and other assets.

FFIEC 041 Page RC-22
33

Schedule RC-R—Continued

(Column C)	(Column D)	(Column E)	(Column F)
Allocation by Risk Weight Category
(Column A) Face Value or Notional Amount	Credit Conversion Factor	(Column B) Credit Equivalent Amount [1]	0%	20%	50%	100%
Dollar Amounts in Thousands	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou
RCON B546	RCON B547	RCON B548	RCON B581	RCON B582	RCON B583
Derivatives and Off-Balance Sheet Items
44. Financial standby letters of credit	0	1.00 or 12.5[2]	0	0	0	0	0	44.

RCON 3821	RCON B650	RCON B651	RCON B652	RCON B653	RCON B654
45. Performance standby letters of credit	0.50	0	0	0	0	0	45.

RCON 3411	RCON B655	RCON B656	RCON B657	RCON B658	RCON B659
46. Commercial and similar letters of credit	0.20	0	0	0	0	0	46.

RCON 3429	RCON B660	RCON B661	RCON B662	RCON B663
47. Risk participations in bankers acceptances acquired by the reporting institution	0	1.00	0	0	0	0	47.

RCON 3433	RCON B664	RCON B665	RCON B666	RCON B667	RCON B668
48. Securities lent	0	1.00	0	0	0	0	0	48.

RCON A250	RCON B669	RCON B670	RCON B671	RCON B672	RCON B673
49. Retained recourse on small business obligations sold with recourse	0	1.00	0	0	0	0	0	49.

RCON B541	RCON B542	RCON B543
50. Recourse and direct credit substitutes (other than financial standby letters of credit) subject to the low-level exposure rule and residual interests subject to a dollar-for-dollar capital requirement	0	12.5[3]	0	0	50.

RCON B675	RCON B676	RCON B677	RCON B678	RCON B679	RCON B680
51. All other financial assets sold with recourse	0	1.00	0	0	0	0	0	51.

RCON B681	RCON B682	RCON B683	RCON B684	RCON B685	RCON B686
52. All other off-balance sheet liabilities	0	1.00	0	0	0	0	0	52.

RCON 3833	RCON B687	RCON B688	RCON B689	RCON B690	RCON B691
53. Unused commitments with an original maturity exceeding one year	0.50	0	0	0	0	0	53.
RCON A167	RCON B693	RCON B694	RCON B695
54. Derivative contracts	0	0	0	0	54.

[1]	Column A multiplied by credit conversion factor.

[2]	For financial standby letters of credit to which the low-level exposure rule applies, use a credit conversion factor of 12.5 or an institution-specific factor. For other financial standby letters of credit, use a credit conversion factor of 1.00. See instructions for further information.

[3]	Or institution-specific factor.

FFIEC 041 Page RC-23
34

Schedule RC-R—Continued

	(Column C)			(Column D)			(Column E)			(Column F)
	Allocation by Risk Weight Category
	0%			20%			50%			100%
Dollar Amounts in Thousands	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou
Totals
	RCON B696			RCON B697			RCON B698			RCON B699
55. Total assets, derivatives, and off-balance sheet items by risk weight category (for each column, sum of items 43 through 54)		77	966		53	696			0		15	619	55.
56. Risk weight factor	×0%			×20%			×50%			×100%			56.
	RCON B700			RCON B701			RCON B702			RCON B703
57. Risk-weighted assets by risk weight category (for each column, item 55 multiplied by item 56)		0	0		10	739			0		15	619	57.
										RCON 1651
58. Market risk equivalent assets												0	58.
										RCON B704
59. Risk-weighted assets before deductions for excess allowance for loan and lease losses and allocated transfer risk reserve (sum of item 57, columns C through F, and item 58)											26	358	59.
										RCON A222
60. LESS: Excess allowance for loan and lease losses												0	60.
										RCON 3128
61. LESS: Allocated transfer risk reserve												0	61.
										RCON A223
62. Total risk-weighted assets (item 59 minus items 60 and 61)											26	358	62.

Memoranda

Dollar Amounts in Thousands	RCON	Bil	Mil	Thou
1. Current credit exposure across all derivative contracts covered by the risk-based capital standards	8764			0	M.1.

	With a remaining maturity of
	(Column A) One year or less					(Column B) Over one year through five years					(Column C) Over five years
	RCON	Tril	Bil	Mil	Thou	RCON	Tril	Bil	Mil	Thou	RCON	Tril	Bil	Mil	Thou
2. Notional principal amounts of derivative contracts:[1]
a. Interest rate contracts	3809				0	8766				0	8767				0	M.2.a.
b. Foreign exchange contracts	3812				0	8769				0	8770				0	M.2.b.
c. Gold contracts	8771				0	8772				0	8773				0	M.2.c.
d. Other precious metals contracts	8774				0	8775				0	8776				0	M.2.d.
e. Other commodity contracts	8777				0	8778				0	8779				0	M.2.e.
f. Equity derivative contracts	A000				0	A001				0	A002				0	M.2.f.

[1]	Exclude foreign exchange contracts with an original maturity of 14 days or less and all futures contracts.

FFIEC 041 Page RC-24
35

Schedule RC-S—Servicing, Securitization, and Asset Sale Activities

(Column A) 1–4 Family Residential Loans	(Column B) Home Equity Lines	(Column C) Credit Card Receivables	(Column D) Auto Loans	(Column E) Other Consumer Loans	(Column F) Commercial and Industrial Loans	(Column G) All Other Loans and All Leases
Dollar Amounts in Thousands	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou
Bank Securitization Activities
RCON B705	RCON B706	RCON B707	RCON B708	RCON B709	RCON B710	RCON B711
1. Outstanding principal balance of assets sold and securitized by the reporting bank with servicing retained or with recourse or other seller- provided credit enhancements	0	0	0	0	0	0	0	1.
2. Maximum amount of credit exposure arising from recourse or other seller- provided credit enhancements provided to structures reported in item 1 in the form of:
RCON B712	RCON B713	RCON B714	RCON B715	RCON B716	RCON B717	RCON B718
a. Credit-enhancing interest-only strips (included in Schedules RC-B or RC-F or in Schedule RC, item 5)	0	0	0	0	0	0	0	2.a.
RCON C393	RCON C394	RCON C395	RCON C396	RCONC 397	RCON C398	RCON C399
b. Subordinated securities and other residual interests	0	0	0	0	0	0	0	2.b.
RCON C400	RCON C401	RCON C402	RCON C403	RCON C404	RCON C405	RCON C406
c. Standby letters of credit and other enhancements	0	0	0	0	0	0	0	2.c.
RCON B726	RCON B727	RCON B728	RCON B729	RCON B730	RCON B731	RCON B732
3. Reporting bank’s unused commitments to provide liquidity to structures reported in item 1	0	0	0	0	0	0	0	3.
4. Past due loan amounts included in item 1:
RCON B733	RCON B734	RCON B735	RCON B736	RCON B737	RCON B738	RCON B739
a. 30–89 days past due	0	0	0	0	0	0	0	4.a.
RCON B740	RCON B741	RCON B742	RCON B743	RCON B744	RCON B745	RCON B746
b. 90 days or more past due	0	0	0	0	0	0	0	4.b.
5. Charge-offs and recoveries on assets sold and securitized with servicing retained or with recourse or other seller-provided credit enhancements (calendar year-to-date):
RIAD B747	RIAD B748	RIAD B749	RIAD B750	RIAD B751	RIAD B752	RIAD B753
a. Charge-offs	0	0	0	0	0	0	0	5.a.
RIAD B754	RIAD B755	RIAD B756	RIAD B757	RIAD B758	RIAD B759	RIAD B760
b. Recoveries	0	0	0	0	0	0	0	5.b.

FFIEC 041 Page RC-25
36

Schedule RC-S—Continued

(Column A) 1–4 Family Residential Loans	(Column B) Home Equity Lines	(Column C) Credit Card Receivables	(Column D) Auto Loans	(Column E) Other Consumer Loans	(Column F) Commercial and Industrial Loans	(Column G) All Other Loans and All Leases
Dollar Amounts in Thousands	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou
6. Amount of ownership (or seller’s) interests carried as:
RCON B761	RCON B762	RCON B763
a. Securities (included in Schedule RC-B or in Schedule RC, item 5)	0	0	0	6.a.
RCON B500	RCON B501	RCON B502
b. Loans (included in Schedule RC-C)	0	0	0	6.b.
7. Past due loan amounts included in interests reported in item 6.a:
RCON B764	RCON B765	RCON B766
a. 30–89 days past due	0	0	0	7.a.
RCON B767	RCON B768	RCON B769
b. 90 days or more past due	0	0	0	7.b.
8. Charge-offs and recoveries on loan amounts included in interests reported in item 6.a (calendar year-to-date):
RIAD B770	RIAD B771	RIAD B772
a. Charge-offs	0	0	0	8.a.
RIAD B773	RIAD B774	RIAD B775
b. Recoveries	0	0	0	8.b.
For Securitization Facilities Sponsored By or Otherwise Established By Other Institutions
RCON B776	RCON B777	RCON B778	RCON B779	RCON B780	RCON B781	RCON B782
9. Maximum amount of credit exposure arising from credit enhancements provided by the reporting bank to other institutions’ securitization structures in the form of standby letters of credit, purchased subordinated securities, and other enhancements	0	0	0	0	0	0	0	9.
RCON B783	RCON B784	RCON B785	RCON B786	RCON B787	RCON B788	RCON B789
10. Reporting bank’s unused commitments to provide liquidity to other institutions’ securitization structures	0	0	0	0	0	0	0	10.

FFIEC 041 Page RC-26
Schedule RC-S—Continued	37

	(Column A) 1–4 Family Residential Loans			(Column B) Home Equity Lines			(Column C) Credit Card Receivables			(Column D) Auto Loans			(Column E) Other Consumer Loans			(Column F) Commercial and Industrial Loans			(Column G) All Other Loans and All Leases
Dollar Amounts in Thousands	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou	Bil	Mil	Thou
Bank Asset Sales
	RCON B790			RCON B791			RCON B792			RCON B793			RCON B794			RCON B795			RCON B796
11. Assets sold with recourse or other seller-provided credit enhancements and not securitized by the reporting bank			0			0			0			0			0			0			0	11.
	RCON B797			RCON B798			RCON B799			RCON B800			RCON B801			RCON B802			RCON B803
12. Maximum amount of credit exposure arising from recourse or other seller- provided credit enhancements provided to assets reported in item 11			0			0			0			0			0			0			0	12.

Memoranda

Dollar Amounts in Thousands	RCON	Bil	Mil	Thou
1. Small business obligations transferred with recourse under Section 208 of the Riegle Community Development and Regulatory Improvement Act of 1994:
a. Outstanding principal balance	A249			0	M.1.a.
b. Amount of retained recourse on these obligations as of the report date	A250			0	M.1.b.
2. Outstanding principal balance of assets serviced for others:
a. 1–4 family residential mortgages serviced with recourse or other servicer-provided credit enhancements	B804			0	M.2.a.
b. 1–4 family residential mortgages serviced with no recourse or other servicer-provided credit enhancements	B805			0	M.2.b.
c. Other financial assets[1]	A591			0	M.2.c.
3. Asset-backed commercial paper conduits:
a. Maximum amount of credit exposure arising from credit enhancements provided to conduit structures in the form of standby letters of credit, subordinated securities, and other enhancements:
(1) Conduits sponsored by the bank, a bank affiliate, or the bank’s holding company	B806			0	M.3.a.	(1)
(2) Conduits sponsored by other unrelated institutions	B807			0	M.3.a.	(2)
b. Unused commitments to provide liquidity to conduit structures:
(1) Conduits sponsored by the bank, a bank affiliate, or the bank’s holding company	B808			0	M.3.b.	(1)
(2) Conduits sponsored by other unrelated institutions	B809			0	M.3.b.	(2)
4. Outstanding credit card fees and finance charges included in Schedule RC-S, item 1, column C2	C407			0	M.4.

[1]	Memorandum item 2.c is to be completed if the principal balance of other financial assets serviced for others is more than $10 million.

[2]	Memorandum item 4 is to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date or (2) are credit card specialty banks as defined for Uniform Bank Performance Report purposes.

FFIEC 041 Page RC-27
38

Schedule RC-T—Fiduciary and Related Services

Items 12 through 23 and Memorandum item 4 will not be made available to the public on an individual institution basis.

	RCON	Yes	No
1. Does the institution have fiduciary powers? (If “NO,” do not complete Schedule RC-T.)	A345	X		1.

	RCON	Yes	No
2. Does the institution exercise the fiduciary powers it has been granted?	A346	X		2.

	RCON	Yes	No
3. Does the institution have any fiduciary or related activity (in the form of assets or accounts) to report in this schedule? (If “NO,” do not complete the rest of Schedule RC-T.)	B867	X		3.

If the answer to item 3 is “YES,” complete the applicable items of Schedule RC-T, as follows:

Institutions with total fiduciary assets (item 9, sum of columns A and B) greater than $250 million (as of the preceding December 31) or with gross fiduciary and related services income greater than 10% of revenue (net interest income plus noninterest income) for the preceding calendar year must complete:

•	Items 4 through 19 quarterly,

•	Items 20 through 23 annually with the December report, and

•	Memorandum items 1 through 4 annually with the December report.

Institutions with total fiduciary assets (item 9, sum of columns A and B) greater than $100 million but less than or equal to $250 million (as of the preceding December 31) that do not meet the fiduciary income test for quarterly reporting must complete:

•	Items 4 through 23 annually with the December report, and

•	Memorandum items 1 through 4 annually with the December report.

Institutions with total fiduciary assets (item 9, sum of columns A and B) of $100 million or less (as of the preceding December 31) that do not meet the fiduciary income test for quarterly reporting must complete:

•	Items 4 through 10 annually with the December report, and

•	Memorandum items 1 through 3 annually with the December report.

	(Column A) Managed Assets				(Column B) Non-Managed Assets				(Column C) Number of Managed Accounts	(Column D) Number of Non-Managed Accounts
Dollar Amounts in Thousands	Tril	Bil	Mil	Thou	Tril	Bil	Mil	Thou
FIDUCIARY AND RELATED ASSETS
	RCON B868				RCON B869				RCON B870	RCON B871
4. Personal trust and agency accounts			251	310			12	546	117	2	4.
5. Retirement related trust and agency accounts:
	RCON B872				RCON B873				RCON B874	RCON B875
a. Employee benefit—defined contribution				0				0	0	0	5.a.
	RCON B876				RCON B877				RCON B878	RCON B879
b. Employee benefit—defined benefit				0				0	0	0	5.b.
	RCON B880				RCON B881				RCON B882	RCON B883
c. Other retirement accounts			3	734				0	10	0	5.c.
	RCON B884				RCON B885				RCON C001	RCON C002
6. Corporate trust and agency accounts				0		18	232	122	0	4,242	6.
	RCON B886								RCON B888
7. Investment management agency accounts			273	470					78		7.
	RCON B890				RCON B891				RCON B892	RCON B893
8. Other fiduciary accounts				0				0	0	0	8.
	RCON B894				RCON B895				RCON B896	RCON B897
9. Total fiduciary accounts (sum of items 4 through 8)			528	514		18	244	668	205	4,244	9.
					RCON B898					RCON B899
10. Custody and safekeeping accounts								0		0	10.
11. Not applicable

FFIEC 041 Page RC-28
39

Schedule RC-T—Continued

Dollar Amounts in Thousands	RIAD	Bil	Mil	Thou
FIDUCIARY AND RELATED SERVICES INCOME
12. Personal trust and agency accounts	B904				12.
13. Retirement related trust and agency accounts:
a. Employee benefit—defined contribution	B905				13.a.
b. Employee benefit—defined benefit	B906				13.b.
c. Other retirement accounts	B907				13.c.
14. Corporate trust and agency accounts	A479				14.
15. Investment management agency accounts	B908				15.
16. Other fiduciary accounts	A480				16.
17. Custody and safekeeping accounts	B909				17.
18. Other fiduciary and related services income	B910				18.
19. Total gross fiduciary and related services income (sum of items 12 through 18) (must equal Schedule RI, item 5.a)	4070				19.
20. Less: Expenses	C058				20.
21. Less: Net losses from fiduciary and related services	A488				21.
22. Plus: Intracompany income credits for fiduciary and related services	B911				22.
23. Net fiduciary and related services income	A491				23.

Memoranda

	Managed Assets
Dollar Amounts in Thousands	RCON	Bil	Mil	Thou
1. Managed assets held in personal trust and agency accounts:
a. Noninterest-bearing deposits	B913			N/A	M.1.a.
b. Interest-bearing deposits	B914			N/A	M.1.b.
c. U.S. Treasury and U.S. Government agency obligations	B915			N/A	M.1.c.
d. State, county and municipal obligations	B916			N/A	M.1.d.
e. Money market mutual funds	B917			N/A	M.1.e.
f. Other short-term obligations	B918			N/A	M.1.f.
g. Other notes and bonds	B919			N/A	M.1.g.
h. Common and preferred stocks	B920			N/A	M.1.h.
i. Real estate mortgages	B921			N/A	M.1.i.
j. Real estate	B922			N/A	M.1.j.
k. Miscellaneous assets	B923			N/A	M.1.k.
l. Total managed assets held in personal trust and agency accounts (sum of Memorandum items 1.a through 1.k) (must equal Schedule RC-T, item 4, column A)	B868			N/A	M.1.l.

	(Column A) Number of Issues		(Column B) Principal Amount Outstanding
Dollar Amounts in Thousands	RCON		Tril	Bil	Mil	Thou
RCON B928
2. Corporate trust and agency accounts:
a. Corporate and municipal trusteeships	B927	N/A				N/A	M.2.a.
b. Transfer agent, registrar, paying agent, and other corporate agency	B929	N/A					M.2.b.

FFIEC 041 Page RC-29
40

Schedule RC-T—Continued

Memoranda—Continued

	(Column A) Number of Funds		(Column B) Market Value of Fund Assets
Dollar Amounts in Thousands	RCON		RCON	Bil	Mil	Thou
3. Collective investment funds and common trust funds:
a. Domestic equity	B931	N/A	B932			N/A	M.3.a.
b. International/Global equity	B933	N/A	B934			N/A	M3.b.
c. Stock/Bond blend	B935	N/A	B936			N/A	M.3.c.
d. Taxable bond	B937	N/A	B938			N/A	M.3.d.
e. Municipal bond	B939	N/A	B940			N/A	M.3.e.
f. Short term investments/Money market	B941	N/A	B942			N/A	M.3.f.
g. Specialty/Other	B943	N/A	B944			N/A	M.3.g.
h. Total collective investment funds (sum of Memorandum items 3.a through 3.g)	B945	N/A	B946			N/A	M.3.h.

	(Column A) Gross Losses Managed Accounts			(Column B) Gross Losses Non-Managed Accounts			(Column C) Recoveries
Dollar Amounts in Thousands	RIAD	Mil	Thou	RIAD	Mil	Thou	RIAD	Mil	Thou
4. Fiduciary settlements, surcharges, and other losses:
a. Personal trust and agency accounts	B947			B948			B949			M.4.a.
b. Retirement related trust and agency accounts	B950			B951			B952			M.4.b.
c. Investment management agency accounts	B953			B954			B955			M.4.c.
d. Other fiduciary accounts and related services	B956			B957			B958			M.4.d.
e. Total fiduciary settlements, surcharges, and other losses (sum of Memorandum items 4.a through 4.d) (sum of columns A and B minus column C must equal Schedule RC-T, item 21)	B959			B960			B961			M.4.e.

Person to whom questions about Schedule RC-T—Fiduciary and Related Services should be directed:

Name and Title (TEXT B962)

E-mail Address (TEXT B926)

Telephone: Area code/phone number/extension (TEXT B963)	FAX: Area code/phone number (TEXT B964)

FFIEC 041 Page RC-30
41

Optional Narrative Statement Concerning the Amounts

Reported in the Reports of Condition and Income

The management of the reporting bank may, if it wishes, submit a brief narrative statement on the amounts reported in the Reports of Condition and Income. This optional statement will be made available to the public, along with the publicly available data in the Reports of Condition and Income, in response to any request for individual bank report data. However, the information reported in Schedule RC-T, items 12 through 23 and Memorandum item 4, is regarded as confidential and will not be released to the public. BANKS CHOOSING TO SUBMIT THE NARRATIVE STATEMENT SHOULD ENSURE THAT THE STATEMENT DOES NOT CONTAIN THE NAMES OR OTHER IDENTIFICATIONS OF INDIVIDUAL BANK CUSTOMERS, REFERENCES TO THE AMOUNTS REPORTED IN THE CONFIDENTIAL ITEMS IN SCHEDULE RC-T, OR ANY OTHER INFORMATION THAT THEY ARE NOT WILLING TO HAVE MADE PUBLIC OR THAT WOULD COMPROMISE THE PRIVACY OF THEIR CUSTOMERS. Banks choosing not to make a statement may check the “No comment” box below and should make no entries of any kind in the space provided for the narrative statement; i.e., DO NOT enter in this space such phrases as “No statement,” “Not applicable,” “N/A,” “No comment,” and “None.”

The optional statement must be entered on this sheet. The statement should not exceed 100 words. Further, regardless of the number of words, the statement must not exceed 750 characters, including punctuation, indentation, and standard spacing between words and sentences. If any submission should exceed 750 characters, as defined, it will be truncated at 750 characters with no notice to the submitting bank and the truncated statement will appear as the bank’s statement both on agency computerized records and in computer-file releases to the public.

All information furnished by the bank in the narrative statement must be accurate and not misleading. Appropriate efforts shall be taken by the submitting bank to ensure the statement’s accuracy. The statement must be signed, in the space provided below, by a senior officer of the bank who thereby attests to its accuracy.

If, subsequent to the original submission, material changes are submitted for the data reported in the Reports of Condition and Income, the existing narrative statement will be deleted from the files, and from disclosure; the bank, at its option, may replace it with a statement, under signature, appropriate to the amended data.

The optional narrative statement will appear in agency records and in release to the public exactly as submitted (or amended as described in the preceding paragraph) by the management of the bank (except for the truncation of statements exceeding the 750-character limit described above). THE STATEMENT WILL NOT BE EDITED OR SCREENED IN ANY WAY BY THE SUPERVISORY AGENCIES FOR ACCURACY OR RELEVANCE. DISCLOSURE OF THE STATEMENT SHALL NOT SIGNIFY THAT ANY FEDERAL SUPERVISORY AGENCY HAS VERIFIED OR CONFIRMED THE ACCURACY OF THE INFORMATION CONTAINED THEREIN. A STATEMENT TO THIS EFFECT WILL APPEAR ON ANY PUBLIC RELEASE OF THE OPTIONAL STATEMENT SUBMITTED BY THE MANAGEMENT OF THE REPORTING BANK.

No comment ☐ (RCON 6979)

BANK MANAGEMENT STATEMENT (please type or print clearly):

(TEXT 6980)

42

THIS PAGE IS TO BE COMPLETED BY ALL BANKS

NAME AND ADDRESS OF BANK
OMB No. For OCC: 1557-0081
OMB No. For FDIC: 3064-0052
OMB No. for Federal Reserve: 7100-0036
Expiration Date: 3/31/2007

SPECIAL REPORT
(Dollar Amounts in Thousands)

	CLOSE OF BUSINESS DATE	FDIC Certificate Number

LOANS TO EXECUTIVE OFFICERS (Complete as of each Call Report Date)

The following information is required by Public Laws 90–44 and 102–242, but does not constitute a part of the Report of Condition. With each Report of Condition, these Laws require all banks to furnish a report of all loans or other extensions of credit to their executive officers made since the date of the previous Report of Condition. Data regarding individual loans or other extensions of credit are not required. If no such loans or other extensions of credit were made during the period, insert “none” against subitem (a). (Exclude the first $15,000 of indebtedness of each executive officer under bank credit card plan.) See Sections 215.2 and 215.3 of Title 12 of the Code of Federal Regulations (Federal Reserve Board Regulation O) for the definitions of “executive officer” and “extension of credit,” respectively. Exclude loans and other extensions of credit to directors and principal shareholders who are not executive officers.

				RCON
a. Number of loans made to executive officers since the previous Call Report date				3561					0	a.
				RCON
b. Total dollar amount of above loans (in thousands of dollars)				3562					0	b.
c. Range of interest charged on above loans
	RCON					RCON
(example: 9 3/4% = 9.75)	7701	0	0	0	% to	7702	0	0	0	% c.

SIGNATURE AND TITLE OF OFFICER AUTHORIZED TO SIGN REPORT	DATE (Month, Day, Year)